                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        DUKE-WEEKS REALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               [DUKE-WEEKS LOGO]

                              600 EAST 96TH STREET
                                   SUITE 100
                             INDIANAPOLIS, INDIANA
                                 (317) 808-6000

                                 March 13, 2001

Dear Shareholder:

     The directors and officers of Duke-Weeks Realty Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 25, 2001, at 3:00 p.m. local time, at the Sheraton Hotel, 8787 Keystone Crossing, Indianapolis, Indiana. We believe that both the shareholders and management of Duke-Weeks Realty Corporation can gain much through participation at these meetings. Our objective is to make them as informative and interesting as possible.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, PLEASE MARK, SIGN, AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ON THE BUSINESS MATTERS OF THE MEETING WILL BE RECORDED.

     We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the prepaid envelope attached.

     We look forward to seeing you on April 25.

                                            Sincerely,

                                            THOMAS L. HEFNER SIG
                                            Thomas L. Hefner
                                            Chairman and Chief Executive Officer

                               [DUKE-WEEKS LOGO]

                              600 EAST 96TH STREET
                                   SUITE 100
                             INDIANAPOLIS, INDIANA
                                 (317) 808-6000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2001

     Notice is hereby given that the Annual Meeting of the Shareholders of Duke-Weeks Realty Corporation (the "Company") will be held at the Sheraton Hotel, 8787 Keystone Crossing, Indianapolis, Indiana on Wednesday, April 25, 2001, at 3:00 p.m. local time. At this meeting, the shareholders will be asked to act on the following matters:

          1. To elect five (5) Directors of the Company.

          2. To approve the 2000 Performance Share Plan of Duke-Weeks Realty Corporation.

          3. To approve an amendment to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership authorizing the issuance of an additional 1,000,000 shares of the Company's common stock under the plan.

          4. To approve an amendment of the 1999 Director's Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc.

          5. To consider and to act upon a proposal by a shareholder requesting that the Board of Directors repeal the Shareholder Rights Plan unless such plan is approved by the shareholders.

          6. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on Wednesday, February 28, 2001 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. Your vote is important regardless of the number of shares you own.

     The Annual Report for the year ended December 31, 2000 is also enclosed.

                                        By order of the Board of Directors,

                                        /s/ John R. Gaskin
                                        John R. Gaskin
                                        Secretary

Indianapolis, Indiana
March 13, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND MAIL IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                               [DUKE-WEEKS LOGO]

                              600 EAST 96TH STREET
                                   SUITE 100
                             INDIANAPOLIS, INDIANA
                                 (317) 808-6000

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2001

     The accompanying proxy is solicited by the Board of Directors of Duke-Weeks Realty Corporation (the "Company") for use at the annual meeting of shareholders ("Annual Meeting") to be held Wednesday, April 25, 2001. Only shareholders of record as of the close of business on Wednesday, February 28, 2001 will be entitled to vote at the Annual Meeting.

     The Company's principal executive offices are located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240. The approximate date of mailing of this proxy statement is March 13, 2001.

     When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted on the proxy. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivering to the Company (to the attention of John R. Gaskin, Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each share of common stock outstanding on the record date is entitled to one vote on each item submitted to the shareholders for their consideration.

     The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Company. The Company does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although the Company might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mail, solicitation may be made by telephone, telegraph, facsimile, electronically, cable or personal interview. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

     The Board of Directors of the Company has established the following
Committees:

ASSET COMMITTEE

     The Asset Committee reviews and authorizes property developments, property acquisitions, property dispositions and lease transactions exceeding certain threshold amounts established by the committee. It also reviews and approves the business terms of all significant joint ventures entered into by the Company.

AUDIT COMMITTEE

     The Audit Committee provides assistance to the Board of Directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices, the quality and integrity of the financial reports and other operating controls of the Company. The committee also recommends the selection of the independent auditors to the Board of Directors and oversees their activities.

EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee reviews and approves the Company's compensation strategies, programs, plans and policies. The committee also oversees the administration of all Company officer and employee benefit plans. In addition, the committee reviews and determines the individual elements of compensation for the executive officers of the Company.

FINANCE COMMITTEE

     The Finance Committee reviews the current and long-term capital raising strategies and policies of the Company, including significant borrowings, the issuance and redemption of preferred and common stock, the establishment and payment of dividends and other significant financial transactions.

GOVERNANCE COMMITTEE

     The Governance Committee was formed in January, 2001. The purpose of this committee is to make recommendations to the Board of Directors regarding corporate governance policies and practices, recommend criteria for membership on the Board of Directors, nominate members to the Board of Directors and make recommendations to the Board of Directors concerning the members, size and responsibilities of each of the Committees.

     The members of the Board of Directors and the Committees follow:

                           BOARD   ASSET   AUDIT   COMPENSATION   FINANCE   GOVERNANCE
                           ------  ------  ------  ------------   -------   ----------
Mr. Button...............  Member                    Chair        Member
Mr. Branch...............  Member  Member  Member
Mr. Cavanaugh............  Member          Member   Member                   Chair
Ms. Cuneo................  Member  Member  Chair
Mr. Eitel................  Member  Member                         Member
Mr. Feinsand.............  Member
Mr. Hefner...............  Chair
Mr. Lytle................  Member          Member   Member                   Member
Mr. McCoy................  Member          Member   Member                   Member
Mr. Nelley...............  Member                                 Member
Mr. Rogers...............  Member                   Member        Chair      Member
Mr. Strauss..............  Member  Chair                          Member
Mr. Weeks................  Member
Mr. Zink.................  Member  Member                         Member
Number of 2000
  Meetings...............    4       10      3         7            3         N/A

     In 2000, all directors attended at least 75% of the meetings of the Board of Directors, including committee meetings of which they were members, except for Mr. Nelley. Due to unavoidable conflicts, Mr. Nelley was unable to participate in certain committee meetings and his overall attendance rate was less than 75%.

COMPENSATION OF DIRECTORS

     Each non-employee director is entitled to receive 1,200 shares of Company common stock as annual compensation. Non-employee directors also receive a fee of $2,500 for attendance at each meeting of the Board of Directors. In addition, the non-employee directors receive $500 for participation in each telephonic meeting of the Board and for participation in each committee meeting not held in conjunction with a regularly scheduled Board meeting. Directors who serve as the chairperson of a Committee receive an additional $1,000 per year for such service. Officers of the Company who are also directors receive no additional compensation for their services as directors.

     Directors are entitled to receive grants of stock options and dividend increase units under the 1999 Director's Stock Option and Dividend Increase Unit Plan of the Company. Pursuant to this plan, Directors that do not receive grants of stock options under any other Company plan for a year are entitled to receive a grant of 2,500 stock options and dividend increase units at the first meeting of the Company's Executive Compensation Committee of each year.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Five Directors are to be elected. Geoffrey Button, William Cavanaugh III, Ngaire E. Cuneo, Charles R. Eitel, and Darell E. Zink, Jr. have been nominated for a term of three years and until their successors are elected and qualified. All nominees are members of the present Board of Directors. If, at the time of the 2001 Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The election of each Director requires the affirmative vote of at least a majority of the common shares present in person or represented by proxy and entitled to vote for the election of Directors. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are Directors to be elected. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING
NOMINEES:

NOMINEES FOR ELECTION AS DIRECTORS AT 2001 ANNUAL MEETING
FOR TERMS EXPIRING IN 2004

NAME, AGE, PRINCIPAL OCCUPATION(S) AND                          DIRECTOR
BUSINESS EXPERIENCE DURING PAST 5 YEARS                          SINCE
---------------------------------------                         --------
GEOFFREY BUTTON, Age 52.....................................      1993
Mr. Button is an independent real estate and financing
consultant. Prior to December, 1995 he was the Executive
Director of Wyndham Investments, Ltd., a property holding
company of Allied Domecq Pension Funds.
WILLIAM CAVANAUGH III, Age 62...............................      1999
Mr. Cavanaugh has been the Chairman, President and Chief
Executive Officer of Progress Energy, Inc., the successor to
CP& L Energy, Inc., since November, 2000. From June, 2000 to
November, 2000, he served as the Chairman, President and
Chief Executive Officer of CP&L Energy, Inc., which is the
successor to Carolina Power & Light Company. Prior to June,
2000, Mr. Cavanaugh served as the Chairman, President and
Chief Executive Officer of Carolina Power & Light Company.
NGAIRE E. CUNEO, Age 50.....................................      1995
Ms. Cuneo is Executive Vice President of Conseco, Inc., an
owner, operator and provider of services to companies in the financial services industry. She currently serves on the
board of directors of Bankers Life Holding Corporation.
CHARLES R. EITEL, Age 51....................................      1999
Mr. Eitel is Chairman and Chief Executive Officer of The
Simmons Company, an Atlanta based manufacturer of
mattresses. Prior to joining The Simmons Company in January,
2000 and since February, 1997, Mr. Eitel was the President
and Chief Operating Officer of Interface, Inc. He was the
President and Chief Executive Officer of the Floor Covering
Group of Interface, Inc. and served as Executive Vice
President of Interface, Inc. from October, 1994 until
February, 1997. He currently serves on the board of
directors of The Simmons Company.
DARELL E. ZINK, JR., Age 54.................................      1993
Mr. Zink is the Company's Executive Vice President and Chief
Financial Officer. He has been with the Company since 1982.
Mr. Zink serves as a member of the board of directors of the
CICOA Foundation, the Indianapolis Chamber of Commerce and
VEI/IMM (a subsidiary of Community Hospitals).

CONTINUING DIRECTORS

     The continuing Directors listed in the table below will continue in office until expiration of their terms.

NAME, AGE, PRINCIPAL OCCUPATION(S) AND                        DIRECTOR
BUSINESS EXPERIENCE DURING PAST 5 YEARS                        SINCE
---------------------------------------                       --------
DIRECTORS WHOSE TERMS EXPIRE IN 2002
BARRINGTON H. BRANCH, Age 60................................    1999
Mr. Branch is President of The Branch-Shelton Company, LLC,
a private investment banking firm. From October, 1991 to
February, 1997, Mr. Branch was President and Chief Executive
Officer of DIHC Management Corporation, a wholly owned U.S.
real estate investment subsidiary of Pensioenfonds PGGM.
THOMAS L. HEFNER, Age 54....................................    1993
Mr. Hefner is Chairman and Chief Executive Officer of the
Company.
L. BEN LYTLE, Age 54........................................    1996
Mr. Lytle is Chairman of Anthem, Inc., a national insurance
and financial services firm. Prior to October, 1999, Mr.
Lytle was the Chairman, President and Chief Executive
Officer of Anthem, Inc. Mr. Lytle is a member of the board
of directors of IPALCO Enterprises, Inc., Allscripts, Inc.
and Xcare.net.
JOHN W. NELLEY, JR., Age 52.................................    1999
Mr. Nelley is a Managing Director of the Company with
responsibilities for the Company's industrial activities in
Nashville, Tennessee. Prior to joining Weeks Corporation as
Managing Director in November, 1996, Mr. Nelley was a
general partner of NWI Warehouse Group, L.P., an industrial
warehouse development company in Nashville, Tennessee.
A. RAY WEEKS, JR., Age 48...................................    1999
Mr. Weeks is Vice Chairman of the Company. From July, 1999
to January, 2000 Mr. Weeks served as Vice Chairman,
President and Chief Operating Officer of the Company. Prior
to July, 1999, Mr. Weeks was the Chairman of the Board of
Directors and Chief Executive Officer of Weeks Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2003
HOWARD L. FEINSAND, Age 53..................................    1988
Mr. Feinsand currently serves as Executive Vice President
and General Counsel of the Company. Prior to joining the
Company in August, 1999 and since 1996, Mr. Feinsand was the
Founder and Principal of Choir Capital Ltd. From 1995 to
1996 Mr. Feinsand was Managing Director, Citicorp North
America, Inc. He was the Senior Vice President and
Manager-Capital Markets, Pricing and Investor Programs of GE
Capital Aviation Services, Inc., an aircraft leasing
company, from 1989 to 1995.
WILLIAM O. MCCOY, Age 67....................................    1999
Mr. McCoy is a partner of Franklin Street Partners, an
investment management firm in Chapel Hill, North Carolina.
From July 1999 to August 2000, Mr. McCoy served as Interim
Chancellor of the University of North Carolina. Mr. McCoy
was Vice President-Finance for the University of North
Carolina from February 1995 to November 1998. He retired as
Vice Chairman of Bell South Corporation in January 1995. He
currently serves on the board of directors of Progress
Energy, Inc., TeraGlobal Communications Corporation, Kenan
Transport Company, Liberty Corporation and Fidelity
Investments.
JAMES E. ROGERS, Age 53.....................................    1994
Mr. Rogers is Vice-Chairman, President and Chief Executive
Officer of Cinergy Corp., a regional utility holding
company. Mr. Rogers currently serves on the board of
directors of Cinergy Corp. and Fifth Third Bancorp.
JAY J. STRAUSS, Age 65......................................    1985
Mr. Strauss is Chairman and Chief Executive Officer of
Regent Realty Group, a general real estate and mortgage
banking firm.

                    VOTING SECURITIES AND BENEFICIAL OWNERS

     The Company has one class of voting common stock outstanding of which 128,294,812 shares ("Common Shares") were outstanding as of the close of business on March 5, 2001. The following table shows, as of March 5, 2001, the number and percentage of Common Shares and limited partnership interests ("Units") in Duke-Weeks Realty Limited Partnership ("DWRLP"), an affiliate of the Company, held by (i) all Directors and nominees, (ii) each person known to the Company that beneficially owned more than five percent of the issued and outstanding Common Shares, and (iii) certain executive officers. Each Unit is convertible into one Common Share at the option of the holder. The total number of Common Shares and Units (other than Units owned by the Company) outstanding as of the close of business on March 5, 2001 was 147,121,439.

                              AMOUNT AND NATURE   PERCENT OF ALL   PERCENT OF ALL       EFFECTIVE ECONOMIC
                                OF BENEFICIAL         COMMON           COMMON         OWNERSHIP OF DIRECTORS
BENEFICIAL OWNER                  OWNERSHIP         SHARES(1)      SHARES/UNITS(2)   AND EXECUTIVE OFFICERS(3)
----------------              -----------------   --------------   ---------------   -------------------------
A. Ray Weeks, Jr............      2,605,319(4)         2.00%            1.77%                1,788,799
Darell E. Zink, Jr..........      1,771,680(5)         1.37%            1.20%                1,640,441
Thomas L. Hefner............      1,617,018(6)         1.25%            1.10%                1,472,390
John W. Nelley, Jr..........      4,205,778(7)         3.18%            2.86%                  947,347
Gary A. Burk................        626,354(8)         (11)             (11)                   457,411
Geoffrey Button.............        119,080(9)         (11)             (11)                   111,080
Jay J. Strauss..............        116,501(10)        (11)             (11)                   108,501
Howard L. Feinsand..........        123,274(9)         (11)             (11)                   104,026
Richard W. Horn.............        245,553(9)         (11)             (11)                    87,502
Ngaire E. Cuneo.............         93,080(9)         (11)             (11)                    85,080
James E. Rogers.............         84,287(9)         (11)             (11)                    76,287
Dennis D. Oklak.............        157,951(9)         (11)             (11)                    74,292
William E. Linville, III....        216,359(9)         (11)             (11)                    73,808
Barrington H. Branch........         79,579(9)         (11)             (11)                    54,239
L. Ben Lytle................         23,852(9)         (11)             (11)                    15,852
William O. McCoy............         41,034(9)         (11)             (11)                    15,694
William Cavanaugh III.......         16,100(9)         (11)             (11)                     3,180
Charles R. Eitel............         27,548(9)         (11)             (11)                     2,760
Stichting Pensioenfonds
  ABP.......................      8,000,000(12)        6.24%            5.44%                      N/A
Lasalle Investment Mgt......      7,600,344(13)        5.93%            5.17%                      N/A
FMR Corp....................      6,502,184(14)        5.07%            4.42%                      N/A
Directors and Executive
  Officers as a Group (21
  persons)..................      8,765,074            6.58%            5.90%                7,361,748

---------------

 (1) Assumes that the only Units exchanged for Common Shares are those owned by such beneficial owner.

 (2) Assumes the exchange of all outstanding Units for Common Shares.

 (3) Reflects Common Shares and Units beneficially owned by Directors and executive officers, including their proportionate economic interest in Common Shares and Units owned by family members and various entities. Excludes any beneficial interest in stock options.

 (4) Includes 308,346 Common Shares owned by Mr. Weeks, 43,897 Common Shares held by a family foundation of which Mr. Weeks is a Director and 4,784 Common Shares and 552,214 Units held by trusts of which Mr. Weeks is a trustee and a 20% beneficiary. Also includes 270,883 stock options that are currently exercisable by Mr. Weeks, 352,760 Units owned by corporations controlled by Mr. Weeks, and 1,072,435 Units owned by Mr. Weeks and his spouse.

 (5) Includes 1,048,313 Common Shares owned by Mr. Zink, members of his family and a family partnership controlled by Mr. Zink, 17,042 Common Shares owned by a private charitable foundation controlled by Mr. Zink and his family and 79,276 stock options that are currently exercisable by Mr.

     Zink. Also includes 561,514 Units owned directly by Mr. Zink and 65,535 Units owned by a corporation in which Mr. Zink owns a 20.71% beneficial interest.

 (6) Includes a) 797,811 Common Shares and 92,666 stock options that are currently exercisable by Mr. Hefner, members of his family and a family partnership controlled by Mr. Hefner; b) 35,000 shares owned by a private charitable foundation controlled by Mr. Hefner and his family; c) 46,500 shares owned by a charitable trust in which Mr. Hefner's children are residual beneficiaries; d) 579,506 Units owned directly by Mr. Hefner; and
     e) 65,535 Units owned by a corporation in which Mr. Hefner owns a 20.71% beneficial interest.

 (7) Includes 90,309 Common Shares owned by Mr. Nelley, 12,639 shares held by trusts of which Mr. Nelley is a trustee but in which he disclaims any beneficial interest, 1,380 shares held by a partnership in which Mr. Nelley is a 34% general partner and 129,189 stock options that are currently exercisable by Mr. Nelley. Also includes 138,000 Common Shares and 3,834,261 Units held by partnerships in which Mr. Nelley is a general partner and a 21.6% owner.

 (8) Includes 296,712 Common Shares owned by Mr. Burk and his spouse, 108,329 stock options that are currently exercisable by Mr. Burk, 155,778 Units owned directly by Mr. Burk and his spouse, and 65,535 Units owned by a corporation in which Mr. Burk owns a 7.51% beneficial interest.

 (9) Includes the following shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days:

Mr. Button.................   8,000      Mr. Horn...................   158,051
Mr. Branch.................  25,340      Mr. Linville...............   142,551
Mr. Cavanaugh..............  12,920      Mr. Lytle..................     8,000
Ms. Cuneo..................   8,000      Mr. McCoy..................    25,340
Mr. Eitel..................  24,788      Mr. Oklak..................    83,659
Mr. Feinsand...............  19,248      Mr. Rogers.................     8,000

(10) Includes 3,587 shares owned by Mr. Strauss and his spouse, 104,914 shares held in a trust in which Mr. Strauss' family members are beneficiaries and 8,000 stock options that are currently exercisable by Mr. Strauss.

(11) Represents less than 1% of the outstanding Common Shares.

(12) According to a statement filed on behalf of Stichting Pensioenfonds ABP ("ABP") under Section 13 of the Securities and Exchange Act of 1934 (the "Act"), ABP has the sole voting and dispositive power with respect to 8,000,000 Common Shares. The address of ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands.

(13) According to a statement filed by LaSalle Investment Management, Inc. ("LIMI") and LaSalle Investment Management (Securities), L.P. ("LIMS") under the Act, LIMI has sole voting and dispositive power with respect to 426,216 Common Shares and shared dispositive power with respect to 1,278,686 Common Shares. LIMS has sole dispositive power with respect to 435,708 Common Shares and shared voting and dispositive power with respect to 5,459,734 Common Shares. The address of the reporting persons is 200 East Randolph Dr., Chicago, IL 60601.

(14) According to a statement filed by FMR Corp. and related parties under the Act, of the total shares reported, FMR Corp. beneficially owns 6,502,184 Common Shares, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 5,096,974 Common Shares and Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 1,405,210 shares. Also included as reporting persons are Edward C. Johnson 3d, chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp. The address of the reporting persons is 82 Devonshire Street, Boston, MA 02109.

                         REPORT OF THE AUDIT COMMITTEE

     In connection with the December 31, 2000 financial statements of the Company, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61, (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1, (4) discussed the auditors' independence with the auditors, and
(5) considered whether the provision of services by the auditors for matters other than the annual audit and quarterly reviews is compatible with maintaining the auditors' independence. Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report filed with the Securities and Exchange Commission on Form 10-K.

     The Board of Directors has adopted a written charter for the audit committee. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

AUDIT FEES

     The total fees for professional services rendered in connection with the audit of the Company's annual financial statements included in the Company's annual report on Form 10-K and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $465,000 for the year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The total fees for professional services rendered in connection with the design and implementation of financial information systems rendered by the auditors totaled $90,000 for the year 2000.

ALL OTHER FEES

     For the year 2000, the auditors billed the Company $115,000 for services other than those disclosed in the two preceding paragraphs.

                                AUDIT COMMITTEE
                             Ngaire E. Cuneo, Chair
                              Barrington H. Branch
                             William Cavanaugh, III
                                  L. Ben Lytle
                                William O. McCoy

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors makes all decisions about compensation for executive officers. The primary objectives of the Compensation Committee in determining total compensation of the Company's executive officers are (i) to enable the Company to attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities, and (ii) to align shareholder interests and executive rewards by providing substantial incentive opportunities to be earned by meeting pay-for-performance standards designed to increase long-term shareholder value. In order to accomplish these objectives, the Compensation Committee established an executive compensation program which provides (i) annual base salaries at or near the market median, (ii) annual incentive opportunities which reward the executives for achieving or surpassing performance goals which represent norms of excellence for the real estate industry, and (iii) long-term incentive opportunities which are directly related to increasing shareholder value. In addition, the Compensation Committee adopted a Special Compensation

Plan in 2000 to provide compensation incentives to executives based on earnings realized by the Company outside of its core business of commercial real estate.

     The Compensation Committee reviews compensation levels for the executive officers of the Company near the beginning of each calendar year. In determining compensation for a specific executive, the Compensation Committee considers many factors including the nature of the executive's job, the executive's job performance, the compensation levels of competitive jobs, and the financial performance of the Company. For executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee also considers competitive market data compiled from independent sources such as FPL Associates.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of nonperformance based compensation in excess of $1 million paid to certain executive officers. Although the Company's long-term incentive plans have been designed to comply with the performance-based requirements of Section 162(m), not all compensation paid to executives meet such requirements. The Company did not pay any compensation in 2000 that was not deductible under Section 162(m) and does not anticipate paying any nondeductible compensation in 2001.

BASE SALARIES AND ANNUAL CASH INCENTIVES

     The base salaries for executives are established after a review by the Compensation Committee of the salaries paid to executive officers of a comparison group of other publicly traded real estate investment trusts. Other factors are considered such as the individual's experience, performance and level of responsibility.

     An annual cash incentive target is established for each executive officer at the beginning of the year. The actual annual cash incentive paid to an executive is determined based on his or her ability to impact measurable results. The amount of each executive's annual award is based on a combination of three performance factors: (i) overall corporate performance; (ii) business segment or departmental performance; and (iii) individual performance. The relative importance of each of the performance factors in determining annual cash incentives differs for each executive position with the performance factor for the most senior executives being based more heavily on overall corporate performance and the performance factor for the officers in charge of business segments or departments being based more heavily on the performance of their segment or department. The overall corporate performance factor is based on a three-tier measurement system consisting of funds from operations growth per Common Share, return on shareholders' equity and return on real estate investments. The business segment performance is based on certain financial measurements, including the volume and yield of new acquisitions and developments, performance of the in-service property portfolio, and the business segment's operating income contribution to the Company. The amount of the targeted annual cash incentives paid is based on the perceived level of attainment of each of the measurements by the Compensation Committee.

LONG-TERM INCENTIVE OPPORTUNITIES

     The amount of long-term incentive awarded to officers and executives on an annual basis is determined at the discretion of the Compensation Committee but is tied to overall corporate and business segment performance, the participant's level of responsibility within the Company and the participant's individual performance. The long-term incentive opportunities consist of stock options ("Options"), dividend increase units ("DIUs"), shareholder value plan grants and performance share plan grants.

     Stock Option and Dividend Increase Unit Plans: The objectives of the stock option and dividend increase unit plans are to provide executive officers with long-term incentive opportunities aligned with the shareholder benefits of an increased Common Share value and increased annual dividends. The number of Options and DIUs issued to each executive is determined annually by the Compensation Committee, with one DIU granted for each Option that is granted. The Options and DIUs are for terms of no more than ten years. With certain limited exceptions, awards made under the stock option and dividend increase unit plans vest 20 percent per year over a five-year period. The Options may not be issued for less than the fair market value of the Company's Common Shares at the date of grant. The value of each DIU at the date of exercise is determined by calculating the percentage of the Company's annualized dividend per share to the market value of one Common Share (the "Dividend Yield") at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield.

     In 1999, the Company adopted the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the "Salary Replacement Plan"). The purpose of this plan is to encourage additional equity ownership in the Company by key officers. Under this plan, certain officers may elect to receive Options and DIUs in lieu of the receipt of all or a portion of their base salary, annual incentive bonus or Shareholder Value Plan payments. The number of Options and DIUs granted under the Salary Replacement Plan is based on the amount of foregone compensation elected by a participant divided by the Compensation Committee's determination of the value of an Option/DIU. The exercise price of an option may not be less than the fair market value of the Company's Common Shares at the date of grant. All awards made under the Salary Replacement Plan vest on the date of grant.

     Shareholder Value Plan: The objective of the shareholder value plan is to provide executive officers with long-term incentive opportunities directly related to providing total shareholder return in excess of the median of independent market indices. The annual shareholder value plan amount for each executive is determined by the Compensation Committee. The award vests entirely three years after the date of grant and the amount paid is based on the Company's total shareholder return for such three year period as compared to independent market indices. The independent market indices used for comparison are the S&P 500 Index and the Equity REIT Total Return Index published by the National Association of Real Estate Investment Trusts ("NAREIT"). The amount of the award payable may range from zero percent, if both of the rankings of the Company's returns are less than the 50th percentile of both of the indices, to 300 percent if the rankings of both of the Company's returns are in the 90th percentile or higher of both of the indices, with 100 percent of the award being payable at the 60th percentile.

     Performance Share Plan: The performance share plan provides payments to executive officers over a 5-year period based on the Company's attainment of certain predefined levels of earnings growth. The awards made under this plan are made at the discretion of the Compensation Committee after considering a) the participant's position and level of responsibilities within the Company, and
b) the overall compensation of the executive relative to competitive overall compensation levels for such position. Awards under this plan will not necessarily be made on an annual basis. The payments are made in the form of "performance shares", with each performance share economically equivalent to a Common Share. This plan is subject to shareholder approval as discussed in detail under Proposal No. 2 of this annual proxy statement.

SPECIAL COMPENSATION PLAN

     The purpose of the Special Compensation Plan is to provide an incentive to management to generate additional earnings for the Company through the investment of the Company's financial and/or intellectual capital outside the core business of commercial real estate. The Compensation Committee makes the determination of whether income from a particular investment will be eligible for the Special Compensation Plan at the time of investment. The amount payable under the Special Compensation Plan will equal twenty percent of the excess of any proceeds ultimately received by the Company from the disposition of an eligible investment over the sum of i) Company's capital used for the investment, and ii) a fifteen percent compounded cumulative annual return on such capital. Participants will share in the incentives paid from the plan based on the ratio of their total annual compensation to the total annual compensation of all eligible participants. The amount payable under the plan for a particular investment will be limited to a multiple of each participant's annual compensation. For executive officers, the limit equals two times annual compensation. In addition to this limitation, the Compensation Committee in all cases has the sole discretion to determine the amount and timing of any payments made under the plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation awarded to Mr. Hefner in 2000 consisted of the same elements as the other executive officers, including an annual base salary, an annual cash incentive award, and grants under the Company's long-term incentive plans.

     Base Salary: The Compensation Committee determines Mr. Hefner's annual salary after considering his performance level and experience with the Company and after reviewing a survey of compensation paid to CEO's of comparable equity based REITs. Based on these factors, Mr. Hefner received a salary of $360,000 for 2000, an increase of $56,000 from 1999.

     Annual Cash Incentive: Mr. Hefner receives an annual cash incentive bonus determined by the Compensation Committee. At the beginning of the year, the Committee establishes a target amount of the award. The amount actually paid is based upon the attainment of certain corporate performance measurements as compared to predetermined targets. These performance measurements include funds from operations ("FFO") growth per Common Share, return on shareholders' equity and return on real estate investments. For 2000, the Company's FFO growth was 12.33% per Common Share, its return on shareholders' equity was 13.37% and its return on real estate investments was 10.16%. Based on these results versus the pre-determined targets, the Compensation Committee determined that Mr. Hefner was entitled to an annual cash incentive award of $465,000 for 2000. At Mr. Hefner's suggestion, the Compensation Committee eliminated Mr. Hefner's cash incentive bonus for 2000 and recommended to the Board of Directors that it consider using the savings to provide additional benefit programs for employees. In January 2001, the Board approved a contribution of $465,000 to a trust that will be exclusively used to provide additional benefit programs to employees.

     Long-Term Incentive Opportunity Awards: Mr. Hefner is eligible for Option and DIU grants with a value equal to a percentage of his annual base salary. In January, 2000 Mr. Hefner received a) the grant of an option to purchase 31,609 Common Shares at a price of $20.0000 per share, b) the grant of 31,609 DIUs with a Dividend Yield of 7.8%, and c) the award of a targeted amount of $91,667 under the Shareholder Value Plan.

     Mr. Hefner also received a performance share plan grant with a value of $200,000 in 2000. The award contains variable vesting provisions, with the amount vested based on a comparison of actual FFO growth per Common Share to a target established annually by the Compensation Committee. The FFO growth target for 2000 was 10.01% for 2000. Because the FFO growth target for 2000 was exceeded by more than 2%, Mr. Hefner vested in 30% of this award on January 1, 2001.

     In February 2000, Mr. Hefner received a payment of $41,950 pursuant to a grant under the Shareholder Value Plan made in 1997. In February 2001, Mr. Hefner received a payment of $95,860 pursuant to a grant under the Shareholder Value Plan made in 1998. The payout percentages of these awards as determined by formulas contained in the plan were 114% and 144% for the grants made in 1997 and 1998, respectively.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Duke Realty Severance Pay Plan provides for the payment of severance amounts to certain key officers if, within one year of a change in control of the Company, employment is terminated by the Company other than "for cause" or if an officer voluntarily terminates employment because of a reduction in the officer's pay or his forced relocation. A "Level One" participant will receive two times the sum of the compensation awarded to such terminated participant for the calendar year preceding the date of termination and a "Level Two" participant will receive an amount equal to his prior year compensation. The only participants of the plan at this time are Gary A. Burk, Robert M. Chapman, Howard L. Feinsand, Thomas L. Hefner, Richard W. Horn, William E. Linville III, Dennis D. Oklak and Darell E. Zink, Jr. The Compensation Committee has designated each of these participants as eligible for Level One benefits.

     On July 2, 1999, Weeks Corporation ("Weeks") was merged with and into the Company (the "Merger"). Prior to the Merger, Weeks entered into change of control agreements with certain officers. The obligations of Weeks under these agreements were assumed by the Company on the effective date of the merger. Under these agreements, A. Ray Weeks, Jr. and John W. Nelley, Jr., directors and officers of the Company, are entitled to receive severance payments based on a multiple of their current compensation plus immediate vesting of their stock options if their employment is terminated without cause before July 2, 2002.

                             COMPENSATION COMMITTEE
                             Geoffrey Button, Chair
                             William Cavanaugh III
                                  L. Ben Lytle
                                William O. McCoy
                                James E. Rogers

                               PERFORMANCE GRAPH

     The following graph compares, over the last five years, the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the S&P 500 Index, and the cumulative total return of the NAREIT Equity REIT Total Return Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      COMPANY COMMON SHARES, S&P 500 INDEX
                  AND NAREIT EQUITY REIT TOTAL RETURN INDEX *

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     DEC. 95      DEC. 96      DEC. 97      DEC. 98      DEC. 99      DEC. 00
----------------------------------------------------------------------------------------------------------------
 THE COMPANY                          100.00       130.55       173.38       176.04       158.06       215.27
 NAREIT                               100.00       135.27       162.67       134.20       128.00       161.75
 S&P                                  100.00       122.96       163.99       210.86       255.20       231.96

* Assumes that the value of the investment in the Company's Common Shares and each index was $100 on December 31, 1995 and that all dividends were reinvested.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded, earned by, or paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers") during the last three fiscal years.

                                                                  LONG-TERM              LONG-TERM
                                                                 COMPENSATION           COMPENSATION
                                                                    AWARDS                PAYMENTS
                                                           ------------------------     ------------
                                   ANNUAL COMPENSATION         (2)          (3)             (4)
                                  ----------------------   PERFORMANCE   SECURITIES     SHAREHOLDER        (5)
NAME AND PRINCIPAL                                (1)      SHARE PLAN    UNDERLYING      VALUE PLAN     ALL OTHER
POSITION                   YEAR   SALARY($)    BONUS($)     AWARDS($)    OPTIONS(#)       PAYMENTS     COMPENSATION
------------------         ----   ----------   ---------   -----------   ----------     ------------   ------------
Thomas L. Hefner.........  2000    $360,000    $      0     $200,000       31,609         $41,951         $5,100
  Chairman and             1999     304,000     300,000            0       24,920          64,238          6,184
  Chief Executive Officer  1998     195,000     250,000            0       76,763          53,460          4,800
Richard W. Horn..........  2000    $252,308    $350,000     $500,000       31,609         $45,764         $5,100
  President                1999     196,000     325,000            0       27,412          85,650          6,184
                           1998     175,000     325,000            0       23,699          71,280          4,800
William E. Linville,
  III....................  2000    $220,000    $325,000     $200,000       28,736         $45,764         $5,100
  Executive Vice
    President,             1999     196,000     300,000            0       24,920          85,650          6,184
  Midwest Industrial       1998     175,000     275,000            0       69,942          71,280          4,800
Gary A. Burk.............  2000    $220,000    $325,000     $175,000       31,609         $41,951         $5,100
  Executive Vice
    President,             1999     196,000     300,000            0       19,936          64,238          6,184
  Construction             1998     175,000     200,000            0       14,220          53,460          4,800
Dennis D. Oklak..........  2000    $220,000    $300,000     $175,000       28,736         $22,882         $5,100
  Executive Vice
    President,             1999     196,000     275,000            0       19,936          39,256          6,184
  Treasurer and Chief      1998     175,000     200,000            0       60,463          23,166          4,800
  Administrative Officer

---------------

(1) As discussed in the Report of the Executive Compensation Committee, at Mr. Hefner's request, Mr. Hefner did not receive a bonus for 2000.

(2) The awards under the 2000 Performance Share Plan are subject to shareholder approval. The value of the performance shares appearing in this table is based on the closing price of the Company's Common Shares on the date of grant. The awards have variable vesting provisions over a 5 year term that are based on the achievement of certain FFO growth targets for the Company. The maximum vesting percentage for any one year is 30%. As of December 31, 2000, Mr. Hefner held 8,667 performance shares with a value of $213,426, Mr. Horn held 21,668 performance shares with a value of $533,578, Mr. Linville held 8,667 performance shares with a value of $213,426, Mr. Burk held 7,584 performance shares with a value of $186,757 and Mr. Oklak held 7,311 performance shares with a value of $180,033. Dividend equivalents are payable in cash or in additional performance shares at the election of the participants.

(3) Includes the following options that were granted in August, 1998 in connection with the Officer Stock Purchase Plan: Mr. Hefner 57,803; Mr. Linville 46,243; Mr. Oklak 46,243. Under that plan, the participants were required to exercise the options the same day they were granted. The grant price and the exercise price were both equal to the fair market value of the Company's Common Shares on the date of grant.

(4) Represents payments made under the Company's Shareholder Value Plan during 2000.

(5) Represents Company match and profit sharing contributions to the Company's 401(k) and profit sharing plan.

                          STOCK OPTION GRANTS IN 2000

     The following table sets forth certain information for the Named Executive Officers relating to stock option grants during 2000 under the Company's 1995 Stock Option Plan.

                                              INDIVIDUAL GRANTS
                               ------------------------------------------------    POTENTIAL REALIZABLE
                                               % OF                               VALUE AT ASSUMED ANNUAL
                               NUMBER OF      TOTAL                                 RATE OF STOCK PRICE
                               SECURITIES    OPTIONS     EXERCISE                      APPRECIATION
                               UNDERLYING   GRANTED TO   PRICE PER                  FOR OPTION TERM(2)
                                OPTIONS     EMPLOYEES      SHARE     EXPIRATION   -----------------------
NAME                           GRANTED(1)    IN 2000     ($/SHARE)      DATE         5%           10%
----                           ----------   ----------   ---------   ----------   --------     ----------
Thomas L. Hefner.............    31,609        3.38%     $  20.00     1/25/10     $397,575     $1,007,532
Richard W. Horn..............    31,609        3.38%        20.00     1/25/10      397,580      1,007,532
William E. Linville, III.....    28,736        3.07%        20.00     1/25/10      361,437        915,956
Gary A. Burk.................    31,609        3.38%        20.00     1/25/10      397,575      1,007,532
Dennis D. Oklak..............    28,736        3.07%        20.00     1/25/10      361,438        915,956

---------------

(1) With the exception of options that qualify as incentive stock options under
    Section 422 of the Internal Revenue Code of 1986, as amended, the options may be transferred to immediate family members or entities beneficially owned by such family members.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation of the Company's stock price. For the options expiring on January 25, 2010, the Company's per share stock price would be $32.58 and $51.87 if increased 5% and 10%, respectively, compounded annually over the 10-year option term.

     The following table presents certain information for the Named Executive Officers relating to the exercise of stock options during 2000 and, in addition, information relating to the valuation of unexercised stock options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                               ACQUIRED                    OPTIONS AT 12/31/00         OPTIONS AT 12/31/00(1)
                                  ON         VALUE     ---------------------------   ---------------------------
                               EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                              (#)         ($)          (#)            (#)            ($)            ($)
----                          -----------   --------   -----------   -------------   -----------   -------------
Thomas L. Hefner............    28,200      $391,275     100,589        70,702       $  984,275      $230,669
Richard W. Horn.............         0             0     135,231        88,871        1,171,382       281,413
William E. Linville, III....    38,928       441,952     120,804        84,005        1,023,226       265,011
Gary A. Burk................    50,000       693,750      89,997        63,870          883,833       223,371
Dennis D. Oklak.............    20,000       262,500      68,086        57,630          658,465       189,232

---------------

(1) Based on the closing price of the Company's Common Shares on December 31, 2000 of $24.625.

     The following table sets forth awards to the Named Executive Officers in 2000 under the Company's Dividend Increase Unit Plan and Shareholder Value Plan.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                  ESTIMATED FUTURE
                                                                                      PAYOUTS
                                        NUMBER OF     PERFORMANCE                 UNDER NON-STOCK
                                         SHARES,        PERIOD                   PRICED-BASED-PLANS
                             DATE OF     DIUS, OR        UNTIL                   ------------------
           NAME               GRANT    OTHER RIGHTS     PAYOUT      THRESHOLD    TARGET    MAXIMUM
           ----              -------   ------------   -----------   ---------    -------   --------
Thomas L. Hefner
  Dividend Increase Unit
     Plan(1)...............  1/25/00   31,609 DIUs          N/A        N/A           N/A        N/A
  Shareholder Value
     Plan(2)...............   1/1/00           N/A      3 Years        $ 0       $91,667   $275,000
Richard W. Horn
  Dividend Increase Unit
     Plan(1)...............  1/25/00   31,609 DIUs          N/A        N/A           N/A        N/A
  Shareholder Value
     Plan(2)...............   1/1/00           N/A      3 Years        $ 0       $91,667   $275,000
William E. Linville, III
  Dividend Increase Unit
     Plan(1)...............  1/25/00   28,736 DIUs          N/A        N/A           N/A        N/A
  Shareholder Value
     Plan(2)...............   1/1/00           N/A      3 Years        $ 0       $83,333   $250,000
Gary A. Burk
  Dividend Increase Unit
     Plan(1)...............  1/25/00   31,609 DIUs          N/A        N/A           N/A        N/A
  Shareholder Value
     Plan(2)...............   1/1/00           N/A      3 Years        $ 0       $91,667   $275,000
Dennis D. Oklak
  Dividend Increase Unit
     Plan(1)...............  1/25/00   28,736 DIUs          N/A        N/A           N/A        N/A
  Shareholder Value
     Plan(2)...............   1/1/00           N/A      3 Years        $ 0       $83,333   $250,000

---------------

(1) Under the 1995 Dividend Increase Unit Plan, DIUs are granted to key employees. DIUs vest over a five-year period at 20% per year. The value of each DIU at the date of exercise is determined by calculating the Dividend Yield at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. DIUs not exercised within 10 years of the date of grant are forfeited. Distribution of a participant's benefits under the 1995 Dividend Increase Unit Plan will be made in the form of the Company's Common Shares. The "in-the-money" value of vested DIUs at December 31, 2000 for these executives was $476,118 for Mr. Hefner, $870,651 for Mr. Horn, $867,610 for Mr. Linville, $450,118 for Mr. Burk and $272,716 for Mr. Oklak.

(2) Under the 1995 Shareholder Value Plan, awards are granted in specified dollar amounts to selected key employees. The specified award is payable to the participant on the third anniversary of the grant of the award. The actual payments under the plan are determined based upon the Company's cumulative total shareholder return for the three year period beginning on the date of grant as compared to the cumulative total return for the S&P 500 Index and the NAREIT Equity REIT Total Return Index (the "Indices") for the same period. The Company's cumulative total shareholder return is calculated by determining the average per share closing price of the Company's Common Shares for the 30 day period preceding the end of the three year period increased by an amount that would be realized if all cash dividends paid during the three year period were reinvested in Common Shares of the Company and comparing this amount to the average per share closing price of the Company's Common Shares for the 30 day period preceding the date of grant. The payment of one-half of the bonus award is adjusted based upon the percentile ranking of the Company's cumulative total shareholder return as compared to each of the

    Indices for the same period. The payment adjustment may range from zero percent of the amount awarded, if both of the rankings of the Company's returns are less than the 50th percentile of both of the Indices, to 300 percent of the amount awarded if both of the rankings are in the 90th percentile or higher of both of the Indices, with 100 percent of the award being payable at the 60th percentile. Distribution of a participant's adjusted bonus award at the end of the three-year period after the date of grant will be made one-half in cash and one-half in the form of Common Shares of the Company. The amount of the awards payable to these executives on December 31, 2000 for the awards issued in January 1998 was $95,860 for Mr. Hefner, $119,824 for Messrs. Linville and Horn and $71,895 for Messrs. Burk and Oklak.

                              CERTAIN TRANSACTIONS

     A wholly owned subsidiary of the Company is the sole general partner of Duke Realty Services Limited Partnership (the "Services Partnership"), which was the sole general partner of Duke Construction Limited Partnership (the "Construction Partnership") during 2000. The operations of these entities are included in the consolidated financial statements of the Company. The Services Partnership provides third-party property management, leasing, construction management and development services and the Construction Partnership provides construction services to third parties and engages in the development and sale of properties. Certain of the executive officers own limited partnership interests in these entities. Thomas L. Hefner, Darell E. Zink, Jr., and Gary A. Burk collectively own 49% of Duke Management, Inc. ("DMI"), which owns ninety percent of the capital interests of the Services Partnership and a profits interest which varies from ten percent to ninety percent. The share of net income of the Services Partnership allocated to DMI in 2000 was $1,842,799. The Company has an option to acquire DMI's interest in the Services Partnership in exchange for 833,334 Common Shares. The Company is required to purchase DMI's interest in the Services Partnership for 833,334 Common Shares upon a change in control of the Company or the dissolution of DWRLP. DMI also indirectly owns a 4.8% limited partnership interest in the Construction Partnership. The share of the net income of the Construction Partnership allocated to DMI in 1999 was $546,134.

     The Services Partnership and the Construction Partnership provide property management, leasing, construction and other tenant related services to properties in which Messrs. Hefner, Zink, and Burk have ownership interests. The Company has an option to acquire these executive officers' interests in these properties (the "Option Properties"). In 2000, the Services Partnership and the Construction Partnership received fees totaling $1,888,307 for services provided to the Option Properties. The fees charged by the Services Partnership and the Construction Partnership for such services are equivalent to those charged to third-party owners for similar services.

     DWRLP has a $20.0 million loan to the Services Partnership, which requires interest only payments at 12% through September, 2003. The loan then amortizes over a 15-year period with interest at 12% until final maturity in September, 2018. Repayment of this loan is guaranteed by DMI. DWRLP also provides working capital financing to the Services Partnership and the Construction Partnership at a rate of prime plus 2%.

     As of December 31, 2000, Messrs. Burk, Hefner and Zink have personally guaranteed repayment of $4.9 million of a Company mortgage loan and have agreed to restore any deficit in their Duke-Weeks Realty Limited Partnership capital account under certain circumstances in an amount not to exceed a total of $22.2 million. A. Ray Weeks, Jr., certain members of Mr. Weeks' family, a trust of which Mr. Weeks is the trustee and of which Mr. Weeks and his family are beneficiaries, and a trust of which Mr. Weeks and members of his family are trustees and of which Mr. Weeks and his family are beneficiaries have agreed to restore any deficit in their DWRLP capital accounts under certain circumstances in an amount not to exceed a total of $13.4 million.

     The Company contracts with Steel Frame Erectors, Inc. ("SFE"), an entity 49% owned by Messrs. Hefner, Zink and Burk, for certain construction-related services. During 2000, the total costs under these contracts for Company related projects were $1,193,176. The construction fees earned by SFE on Company related projects were $35,992. A 50% owned subsidiary of SFE leases space in an office building from a limited liability company partially owned by the Company. The subsidiary paid $285,392 under this lease in 2000.

     In 1998, the Company purchased two mortgage loans from third party lenders to One North Capitol Company ("ONCC"). The loans were purchased for $9,400,000. The outstanding principal amount of the loans and the accrued but unpaid interest on the loans on the date of purchase was $22,804,393. During 2000, ONCC paid interest of $974,845 to the Company. As of December 31, 2000, the outstanding principal amount of the loans plus the accrued but unpaid interest on those loans totaled $23,297,953. ONCC owns and operates an office building in Indianapolis. Messrs. Hefner, Zink and Burk collectively own an indirect 10.9% limited partnership interest in ONCC.

     In January, 2000, the Company acquired land for a purchase price of $1,420,000 from an entity owned by Mr. Weeks and members of his family. The Company leases space to Ballard Designs, Inc. ("Ballard"), which is a wholly owned subsidiary of a company that is approximately 7% owned by Mr. Weeks and members of his family. The amount of rent and contractual expense reimbursements paid by Ballard Designs to the Company was $186,804 in 2000. In addition, the Company purchased various landscaping items from an entity owned by Mr. Weeks' sister. The amount of those purchases in 2000 totaled $79,677.

     In connection with the acquisition of certain assets owned by NWI Warehouse Group, L.P. ("NWI") in 1996, the Company agreed, subject to certain conditions, to acquire additional properties from NWI over a period of time. As of December 31, 2000, the Company had advanced $2,375,000 to NWI under a demand loan agreement. The loan bears interest at LIBOR plus 2.10% and is secured by real estate properties held by NWI for which the Company has arrangements to acquire in future periods. The Company received interest income of $290,569 under this loan in 2000. In March, 2000, the Company acquired land with a value of $2,331,980 in return for the issuance of 128,065 Units in DWRLP. John W. Nelley, Jr., a Director and officer of the Company, owns a general partnership interest in NWI.

     The Company contracted with an affiliate of Conseco, Inc. during 2000 for certain construction and insurance related services. Ms. Cuneo, a Director of the Company, is an Executive Vice President of Conseco, Inc. In 2000, the Company received $31,311 in construction related fees from a Conseco, Inc. affiliate and paid a Conseco, Inc. affiliate $3,142,000 in insurance premiums.

     The Company leases office space to affiliates of Anthem, Inc. Mr. Lytle, a Director of the Company, is Chairman of the Board of Directors of Anthem, Inc. Under the leases, which have lease rates comparable to those for similar space in the area, the Company received rental income and contractual expense reimbursements of $1,674,876 in 2000.

     The Company leases space to Carolina Power & Light Company ("CP&L"), a subsidiary of Progress Energy, Inc. During 2000, the amount of rent paid by CP&L to the Company was $3,515,335. Mr. Cavanaugh, a Director of the Company, is Chairman, Chief Executive Officer and President of Progress Energy, Inc. Mr. McCoy, a director of the Company, is also a director of Progress Energy, Inc.

          PROPOSAL NO. 2 -- APPROVAL OF 2000 PERFORMANCE SHARE PLAN OF
                         DUKE-WEEKS REALTY CORPORATION

     On July 24, 2000, the Board of Directors adopted the Duke-Weeks Realty Corporation 2000 Performance Share Plan ("Performance Share Plan"), subject to approval of the plan by the Company's shareholders. The Performance Share Plan permits the Compensation Committee to grant performance shares ("Performance Shares") to officers and key employees of the Company and its subsidiaries and affiliates (collectively the "Affiliates"). Performance Shares are based on the value of the Company's Common Shares and become vested upon the achievement of financial performance goals specified by the Compensation Committee.

     The Performance Share Plan was designed to provide additional incentive opportunities to officers and key employees in a manner that will promote the continued success of the Company. The Company's profitability and growth is largely dependent upon the performance of these individuals and the plan will encourage these officers and employees to continue their association with the Company while enhancing the return to Company shareholders. The value of the Performance Shares is based on the value of the Company's Common Shares and vesting under the plan is tied to the Company's earnings growth.

SUMMARY OF PERFORMANCE SHARE PLAN

     Set forth below is a summary of certain important features of the Performance Share Plan, which summary is qualified in its entirety by reference to the actual plan document, a copy of which is attached as EXHIBIT A.

     ADMINISTRATION. The Performance Share Plan will be administered by the Compensation Committee. The Compensation Committee is currently comprised five
(5) Directors, all of whom qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Among other things, the Compensation Committee will have the authority, subject to the terms of the plan, to (i) select officers and key employees to be awarded Performance Shares,
(ii) determine the number of Performance Shares to be granted to a participant,
(iii) determine the vesting schedule and financial performance requirements which must be satisfied for the Performance Shares to vest, (iv) determine the period of time during which the financial performance requirements must be met ("Performance Period"), and (v) determine the other terms and conditions of awards. Except in the case of Performance Shares awarded to employees that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee may, in its sole discretion, amend the awards to vest under a shorter schedule. All determinations and interpretations made by the Compensation Committee with respect to the plan will be final and binding.

     ELIGIBILITY. Participants will be officers and key employees of the Company and its affiliates who are designated by the Compensation Committee.

     VESTING AND PAYMENT OF PERFORMANCE SHARES. Awards under the Performance Share Plan are made in the form of Performance Shares. Each Performance Share has the same value as one Common Share of the Company. The Performance Shares vest over a period determined by the Compensation Committee. The vesting of the Performance Shares is contingent upon the achievement of a targeted growth in Company Funds from Operations ("FFO") per Share. This performance goal is intended to be an objective goal which satisfies the requirements for "performance-based compensation" under Section 162(m) of the Code. FFO shall be determined in accordance with guidelines established by the National Association of Real Estate Investment Trusts. The FFO growth targets will be established annually by the Compensation Committee. When Performance Shares become vested, they will be paid in the form of cash or in shares of the Company's Common Shares, as determined by the Compensation Committee. Any cash amounts paid will be based on the value of the Company's Common Shares on the date of payment. The Compensation Committee may require or permit a participant to defer the receipt of all or any portion of his vested Performance Shares.

     NUMBER OF SHARES. The Performance Share Plan authorizes the issuance in any calendar year of Performance Shares up to a maximum fair market value, determined as of the date of grant, of five million dollars ($5,000,000) in the aggregate and five hundred thousand dollars ($500,000) in the case of a single participant. However, no more than one million (1,000,000) shares of the Company's Common Shares can be issued under the plan. Performance Shares that have been forfeited may be the subject of further awards under the plan. Subject to the foregoing limits, the number of Performance Shares that can be issued to a participant is determined by the Compensation Committee.

     DIVIDENDS. Except as otherwise determined by the Compensation Committee, a participant will be entitled to receive cash dividends on his Performance Shares, whether or not such Performance Shares have become vested, in an amount equal to the dividends which are declared and paid on the Company's Common Shares. Dividends will be paid in cash, unless a participant elects to receive dividends in the form of additional Performance Shares.

     CHANGE IN CONTROL. Upon a change in control of the Company (as defined in the plan), all Performance Shares which have not otherwise become vested will become fully vested and nonforfeitable.

     LIMITS ON TRANSFERABILITY AND EXERCISABILITY. No Performance Shares may be sold, transferred, assigned, pledged or hypothecated, other than by will or the laws of descent and distribution. During a participant's lifetime, the value of his Performance Shares are payable only to the participant.

     TERMINATION OF EMPLOYMENT. If a participant terminates employment due to death, disability (as defined) or retirement after attaining age 55, the Performance Period will continue and the Performance Shares will become vested and paid in the same manner as if employment had not terminated. If the participant's employment terminates for any other reason, all unvested Performance Shares will be forfeited.

FEDERAL INCOME TAX CONSEQUENCES

     The following constitutes a brief summary of the federal income tax rules relevant to Performance Shares granted under the plan. The laws that govern the tax aspects of awards under the Performance Share Plan are highly technical and are subject to change. A participant who receives an award of Performance Shares may make an election under Section 83(b) of the Code to have the award taxed as compensation income at the date of grant with the result that any future appreciation (or depreciation) in the value of the Performance Shares granted will be taxed as capital gain (or loss) on the later sale of the shares if the Performance Shares are paid in the form of the Company's Common Shares. If the participant does not make the Section 83(b) election, he will not recognize taxable income thereon until the Performance Shares vest, all restrictions on payments under the plan cease and the participant receives cash or stock in payment of the award. At that time, the participant must recognize income which is taxed as compensation in an amount equal to the value of shares received or the amount of cash paid. The Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the participant, subject to the limitations of Section 162(m) of the Code.

     The Plan has been designed to satisfy the requirements of Section 162(m) of the Code, which generally denies a corporate-level income tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). However, "performance-based compensation" which meets the requirements of Section 162(m) of the Code is generally excluded from this deduction limit. It is contemplated that awards made under the Performance Share Plan to a Covered Employee will constitute "performance-based compensation" under Section 162(m). In an effort to ensure that the plan complies with Section 162(m) of the Code, the plan is being submitted to shareholders for approval. However, while the Company believes that compensation payable pursuant to the Performance Share Plan generally will be deductible for federal income tax purposes, payments made to Covered Employees under certain circumstances, such as death, disability or a change in control of the Company that do not qualify as "performance based compensation", may be payable pursuant to the provisions of the Plan. In addition, it is possible that all or a portion of the grants made under the plan in 2000 may not meet all of the requirements for exclusion from the Section 162(m) deduction limitations.

AMENDMENT AND DISCONTINUANCE OF PLAN

     The Performance Share Plan may be altered, amended, modified, suspended or discontinued by the Board. However, except as specifically provided in the plan, without the consent of the participant, no alteration, amendment, modification, suspension or discontinuance may be made which would adversely affect any outstanding award. Likewise, no alteration may be made, without the approval of the stockholders of the Company, which would increase the aggregate value of Performance Shares or the number of Common Shares authorized for issuance under the plan, permit a Compensation Committee member to become eligible to receive awards, withdraw administration of the plan from the Compensation Committee, extend the term of the plan, change the class of individuals eligible to receive awards under the plan or alter the financial criteria upon which the performance goals of a Covered Employee are based.

PERFORMANCE SHARE PLAN BENEFITS

     The benefits to be received under the Performance Share Plan are generally not determinable because all awards are made at the discretion of the Compensation Committee and the ultimate value of the awards is dependent upon the performance of the Company's stock and the growth in FFO per share. During 2000, subject to shareholder approval, the Company granted awards to certain executive officers of the Company with a total value of $2.1 million.

VOTE REQUIRED

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Shares present or represented at the 2001 Annual Meeting and entitled to vote thereon is required to approve the Performance Share Plan. Abstentions from voting on this proposal will be treated as votes against, while shares not voted by brokers on any matters presented to shareholders will have no effect on the adoption of this proposal. Such vote will also satisfy the shareholder approval requirements of Section 162(m) of the Code with respect to performance based compensation. Proxies received by the Company for which no direction is made and not revoked prior to or at the Annual Meeting will be voted FOR this proposal and the adoption of the Performance Share Plan.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE PERFORMANCE SHARE PLAN AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

     PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO 1995 DIVIDEND INCREASE UNIT
                PLAN OF DUKE REALTY SERVICES LIMITED PARTNERSHIP

     Subject to shareholder approval, the Board of Directors has adopted Amendment Two to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership (the "DIU Plan"). The amendment would increase the number of Common Shares available for issuance under the DIU Plan by 1,000,000 shares. Primarily as a result of the merger with Weeks Corporation in 1999, the Company has grown substantially. As a result of this growth and the increase in the number of individuals eligible for the plan, the Directors believe this amendment is necessary to provide for an adequate number of Common Shares available for issuance under the DIU Plan.

     The purpose of the DIU Plan is to further align the interests of key employees with the interests of the shareholders. This is accomplished by providing an incentive for these employees to maximize the dividend paying capacity of the Company. Each grant involves the award of a dividend increase unit (a "DIU") that is exercisable by the recipient over a 10-year period following the date of grant. As explained in more detail below, the value of a DIU increases as the dividends per share paid by the Company to the shareholders increase.

SUMMARY OF THE AMENDMENT

     Under the DIU Plan, the Compensation Committee may grant one or more DIUs to key employees of the Company and its affiliates. If the amendment to the DIU Plan is approved by the shareholders, the Compensation Committee will be authorized to issue up to 1,400,000 Common Shares under the plan, an increase of 1,000,000 Common Shares. The following table summarizes the grants and exercise of DIUs under the plan as of March 1, 2001:

DIUs granted................................................  3,440,758
DIUs exercised..............................................    (59,908)
DIUs forfeited..............................................   (332,114)
Outstanding DIUs............................................  3,048,736

     As of March 1, 2001, 14,649 Common Shares have been issued as a result of DIU exercises under the plan. If all outstanding DIUs (vested and nonvested) were exercised as of March 1, 2001, the Company would have been required to issue 466,704 Common Shares (assuming a 35% payroll tax withholding rate and a $23.65 stock price).

MATERIAL FEATURES OF THE DIU PLAN

     Set forth below is a summary of certain important features of the DIU Plan, which summary is qualified in its entirety by reference to the actual plan document, a copy of which is attached as EXHIBIT B.

     Generally, for each DIU granted, an equivalent number of stock options ("Corresponding Option") is granted under the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. The value of each DIU at the date of exercise will be determined by calculating the dividend yield on the Company's Common Shares (the "Dividend Yield") at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. However, if a participant exercises a DIU without first acquiring the same or a greater number of shares of the Company's Common Shares through the exercise of Corresponding Options, and on such date the exercise price of the Corresponding Options is more than the value of a Common Shares, then the value of each DIU exercised shall be reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of the Corresponding Options over the value of a Common Share on the DIU exercise date.

     The term of each DIU is determined by the Compensation Committee, but cannot exceed ten years. The vesting period of the DIUs is established by the Compensation Committee. With a few exceptions, the DIUs granted to date have vested over a period of five years. However, in the event of death, total disability, retirement on or after attaining age 55, or a change in control of the Company (as defined), all outstanding DIUs become immediately exercisable.

     During a participant's lifetime, his DIUs are nontransferable and may be exercised only by him. If a participant's employment terminates for any reason other than cause (as defined), his total disability, his death or his retirement on or after attaining age 55, any outstanding DIUs will expire 90 days after the date of termination. If a participant is terminated for cause, all outstanding DIUs will terminate on the date his employment terminates. If a participant's employment terminates because of death or total disability, all outstanding DIUs remain exercisable for a period of one year from the date of termination. If a participant's employment terminates due to retirement on or after attaining age fifty-five (55), the participant shall have the right to exercise his DIUs at any time during the remaining term thereof.

     Upon the exercise of a DIU by a participant, the value of the DIU (less any required payroll withholding taxes) will be paid in a single lump sum in the form of Common Shares of the Company. The number of shares to be issued will be based on the fair market value of the Company's Common Shares at the time of exercise. In the event of a change of control of the Company, each participant will be entitled to receive, within 90 days of the date of change in control, a lump sum payment in cash equal to the value of his DIUs at the date of the change of control.

     The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the DIU Plan except for any such alterations which would (i) increase the aggregate number of shares which could be issued under the plan (except to the extent otherwise provided for as a result of stock dividends, splits, combinations or other changes of shares described in the plan document); (ii) permit any Compensation Committee member to become eligible to receive grants under the plan; (iii) withdraw administration of the plan from the Compensation Committee or the Board of Directors; (iv) extend the term of the plan or the maximum period during which any DIU may be exercised; (v) change the manner of determining the value of a DIU; or (vi) change the class of individuals eligible for awards under the plan.

FEDERAL INCOME TAX CONSEQUENCES

     At the time a DIU is exercised, the participant will recognize ordinary compensation income, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the value of the Common Shares transferred to the participant.

DISCLOSURE OF BENEFITS

     The benefits to be received under the DIU Plan are generally not determinable because all awards are within the discretion of the Compensation Committee and the ultimate value of the awards is dependent upon the future per share dividend payments by the Company. The awards made under the plans for the Company's last fiscal year are outlined in the following table.

                                                               DIVIDEND INCREASE
                                                              UNIT AWARDS IN 2000
                                                                      (#)
                                                              -------------------
Named Executive Officer Group(1)............................        152,299
Other Executive Officers....................................        140,806
Non-Executive Officer Employee Group........................        634,560

---------------

(1) Represents awards made to the named executive officers of the Company as disclosed in detail above under Long Term Incentive Plan Awards in Last Fiscal Year.

VOTE REQUIRED

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Shares present or represented at the 2001 Annual Meeting and entitled to vote thereon is required to approve the amendment. Abstentions from voting on this proposal will be treated as votes against, while shares not voted by brokers on any matters presented to shareholders will have no effect on the adoption of this proposal. Proxies received by the Company for which no direction is made and not revoked prior to or at the Annual Meeting will be voted FOR this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AMENDMENT TO THE DIU PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

      PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT TO THE 1999 DIRECTORS' STOCK OPTION AND DIVIDEND INCREASE UNIT PLAN OF DUKE REALTY INVESTMENTS, INC.

     Subject to shareholder approval, the Board of Directors has approved Amendment One to the 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the "Directors' Plan"). The Directors' Plan was adopted by the Company and approved by the shareholders in 1999. The objective of the plan was to strengthen the alignment of the interests of the Directors with the interests of the Company's shareholders. The Directors' Plan accomplishes this objective through the grant of stock options ("Director Options") and dividend increase units ("Director DIUs") to the Directors. Both of these types of grants provide strong incentives for the Directors to focus on shareholder value since the awards gain value as the stock price increases and as dividends per share paid to the shareholders increase. The Directors believe that the proposed amendment enhances the plan and will enable the Company to continue to attract new highly qualified directors who will represent the shareholders with integrity and independence.

     The principal features of the amendment and the plan itself as amended are summarized below. The summary is qualified in its entirety by reference to the full text of the plan as amended, a copy of which is contained in EXHIBIT C to this proxy statement.

MATERIAL FEATURES OF AMENDMENT ONE TO THE DIRECTORS' PLAN

     Amendment One to the Directors' Plan would change the plan in the following respects:

     - Any newly appointed or elected non-employee Director would receive a grant of 5,000 Director Options and 5,000 Director DIUs.

     - The retirement age would be changed from 65 years to 55 years.

     - In order to make the Director DIUs comparable to the DIUs granted to employees under the DIU Plan, the amendment would eliminate the requirement that a Director DIU not be exercised until a stock option (a "Corresponding Director Option") granted on the same date as the Director DIU (a "Corresponding Director DIU") was exercised. However, if a Director exercises a Director DIU without first acquiring the same or a greater number of the Company's Common Shares through the exercise of Corresponding Director Options, and on such date the exercise price of the Corresponding Director Options is more than the value of a Common Share, then the value of each Director DIU exercised shall be reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of the Corresponding Director Options over the value of a Common Share on the date of the Director DIU exercise.

MATERIAL FEATURES OF THE DIRECTORS' PLAN, AS AMENDED

     The Directors' Plan provides for the granting of Director Options and Director DIUs to certain Directors ("Eligible Directors") for a period of ten
(10) years commencing January 1, 1999. A Director is an Eligible Director if, for the year of grant, such Director has not and will not receive a grant of stock options under any other Company sponsored plan. The Directors' Plan will expire on December 31, 2008 except as to outstanding Director Options and Director DIUs that shall remain in effect until they have been exercised, terminated or expired. A total of 500,000 Common Shares may be issued under the plan.

     During the term of the plan, each Eligible Director will receive an annual grant of 2,500 Director Options and Director DIUs on the date of the first Compensation Committee meeting of each calendar year. Newly appointed or elected Eligible Directors will receive a one-time grant of 5,000 Director Options and Director DIUs upon their admission to the Board of Directors.

     Each Director Option and Director DIU has a term of 10 years from the date of grant. For grants made after 1999, the Director Options and Director DIUs vest at a rate of twenty percent (20%) per year on each anniversary of the date of grant. For 1999 grants, each Director Option and Director DIU vest at a rate of twenty percent (20%) per year commencing on the first anniversary of the date the Director became a Director.

     The exercise price of each Director Option shall not be less than the fair market value of a Common Share as of the date of grant.

     The value of each Director DIU at the date of exercise will be determined by calculating the dividend yield on the Company's Common Shares at the date the Director DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such dividend yield. However, if a Director exercises a Director DIU without first acquiring the same or a greater number of shares of the Company's Common Shares through the exercise of Corresponding Director Options, and on such date the exercise price of the Corresponding Director Options is more than the value of a Common Shares, then the value of each Director DIU exercised shall be reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of the Corresponding Director Options over the value of a Common Share on the date of the Director DIU exercise.

     Any amounts payable to a Director upon the exercise of a Director DIU will be made in a single lump sum payment in the form of Common Shares. The number of shares to be issued will be based on the fair market value of the Common Shares at the time of exercise.

     If a participant's position as a Director terminates for any reason other than for cause (as defined), total disability, death, retirement on or after attaining the age of 55, or a change in control of Duke, any outstanding Director Options and Director DIUs that were exercisable on the date of termination will terminate 90 days after the date of termination. If a Director is terminated for cause, all outstanding Director Options and Director DIUs will expire on the date of termination. If termination occurs because of death or total disability, all outstanding Director Options and Director DIUs remain exercisable for a period of one year from the date of termination. If termination occurs because of retirement on or after attaining age 55, the Director Options and Director DIUs may be exercised at any time prior to ten
(10) years after the date of grant. In the event of the death, total disability or retirement (on or after attaining age 55) of the Director, all outstanding Director Options and Director DIUs become immediately vested and exercisable.

     In the event of a change of control of the Company, each Director will be entitled to receive, within 90 days of the date of change in control, a lump sum payment in cash equal to the value of the Director DIUs at the date of the change of control. In addition, all outstanding Director Options will vest and may be exercised at any time prior to ten (10) years after the date of grant.

     The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the Directors' Plan except for any such alterations which would (i) increase the aggregate number of Director Options and Director DIUs that may be granted under the plan (except to the extent otherwise provided for as a result of stock dividends, splits, combinations or other changes of shares described in the plan document); (ii) decrease the minimum exercise price; (iii) extend the term of the plan or change the term during which any Director Option or Director DIU may be exercised.; (iv) change the transferability restrictions; (v) change the manner of determining the Director Option price, the calculation of the Director DIU value or the method of payment of Director DIUs; (vi) change the class of individuals eligible for grants; or (vii) change the number of Common Shares authorized for issuance under the plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTORS' PLAN

     The Director Options granted under the Directors' Plan will not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Directors will recognize no taxable income and no tax deduction is allowable to the Company or its subsidiaries at the time an option is granted. At the time a Director Option is exercised, the Director will recognize ordinary income and the Company or its subsidiaries will be entitled to a deduction equal to the excess of the fair market value of the shares on the date the option is exercised over the exercise price of the shares. The fair market value of the stock at the time of exercise is the basis for the determination of capital gain or loss upon the Director's subsequent disposition of the shares.

     At the time a Director DIU is exercised, the participant will recognize ordinary income, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the value of the Common Shares transferred to the Director.

                             DISCLOSURE OF BENEFITS

     The benefits to be received under the Directors' Plan are generally not determinable because the ultimate value of the awards is dependent upon the value of Common Shares and the future per share dividend payments by the Company.

                                 VOTE REQUIRED

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Shares present or represented at the 2001 Annual Meeting and entitled to vote thereon is required to approve the amendment. Abstentions from voting on this proposal will be treated as votes against, while shares not voted by brokers on any matters presented to shareholders will have no effect on the adoption of this proposal. Proxies received by the Company for which no direction is made and not revoked prior to or at the Annual Meeting will be voted FOR this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE APPROVAL OF THE DIRECTOR'S PLAN AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                PROPOSAL NO. 5 -- SHAREHOLDER PROPOSAL TO REPEAL
                            SHAREHOLDER RIGHTS PLAN

     The Service Employees International Union, 1313 L St. NW, Washington, DC 02005, owner of 137 Common Shares, has notified the Company that it intends to present the following proposal at the Annual Meeting:

Resolved: The shareholders of Duke-Weeks Realty Corporation request the Board of Directors to redeem the shareholder rights issued in July 1998 unless such issuance is approved by the affirmative vote of the outstanding shareholders, to be held as soon as possible.

SUPPORTING STATEMENT:

     On July 23, 1998, the Board of Directors of Duke-Weeks Realty Corporation issued, without shareholder approval, certain shareholder rights pursuant to a Shareholder Rights Plan. These rights are a type of anti-takeover device, commonly referred to as a "poison pill", which injure shareholders by reducing management accountability and adversely affecting shareholder value.

     While management and the Board of Directors should have the appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, the future possibility of takeover does not justify the unilateral imposition of a poison pill. As Nell Minow and Robert Monks note in their book Power and Accountability, poison pills "amount to major de facto shifts of voting rights away from shareholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders."

     Rights plans like ours have become increasingly unpopular in recent years. Last year, a majority of shareholders at Quaker Oats, Anheuser-Busch, Baxter International, Electronic Data Systems, Mattel and Southwest Airlines, among others, voted in favor of proposals asking management to redeem or repeal poison pills. In addition, the Council of Institutional Investors -- an organization of large corporate and public pension plans -- calls for shareholder approval of all poison pills in its Shareholder Bill of Rights.

     To assure shareholders that management and Board of Directors respect the right of shareholders to participate in the fundamental decisions that affect the Company's governance and performance, we urge the Company to redeem the Shareholder Rights Plan or subject it to a vote as soon as may be practical.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL:

     The Board of Directors believes that this proposal is not in the best interests of the Company or its shareholders.

     The Board of Directors is firmly committed to maximizing shareholder value. As a part of that commitment, the Board adopted the Shareholder Rights Plan to protect shareholders against abusive takeover tactics and ensure that each shareholder would be treated fairly. It is designed to encourage potential acquirors to negotiate directly with the Board, which the Company believes is in the best position to negotiate on behalf of all shareholders. The Board can then evaluate the adequacy of any potential offer and protect all shareholders against potential abuses during the takeover process. While the Shareholder Rights Plan can enhance the Board's ability to negotiate favorable terms in the event of an unfriendly or unsolicited proposal, it does not preclude takeovers.

     The Board also believes there is strong empirical evidence that the Shareholder Rights Plan better positions the Board to negotiate the most attractive fair price for all shareholders in the event there is a bid for the Company. Many companies with rights plans have received unsolicited offers and have redeemed rights after directors were satisfied that the offer, as negotiated by the board of directors, adequately reflected the underlying value of the company and was fair and equitable to all shareholders. In fact, according to a 1997 study by Georgeson & Company Inc., premiums paid to acquire companies with rights plans were on average eight percentage points higher than premiums paid for companies that did not have such plans. Georgeson also estimated that rights plans contributed an additional $13 billion in shareholder value during the prior five years, and that the shareholders of acquired companies without rights plans gave up $14.5 billion in potential premiums.

     The Shareholder Rights Plan is an important tool that the Board believes it should have to protect shareholders. The Board therefore believes that it should redeem the shareholder rights only in the context of a specific acquisition proposal.

                                 VOTE REQUIRED

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common Shares present or represented at the 2001 Annual Meeting and entitled to vote thereon is required to approve the resolution. Abstentions from voting on this proposal will be treated as votes against, while shares not voted by brokers on any matters presented to shareholders will have no effect on the adoption of this proposal. Proxies received by the Company for which no direction is made and not revoked prior to or at the Annual Meeting will be voted AGAINST this proposal.

     BECAUSE THE BOARD BELIEVES THE PROPOSAL IS AGAINST THE BEST INTEREST OF SHAREHOLDERS, THE BOARD RECOMMENDS A VOTE AGAINST THE PROPOSAL.

                            APPOINTMENT OF AUDITORS

     The Company's consolidated financial statements for the fiscal year ended December 31, 2000, were audited by KPMG LLP ("KPMG"). The Company has selected KPMG as its independent auditors for the fiscal year ending December 31, 2001. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The Company's 2002 annual meeting is scheduled for April 24, 2002. Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 2002 annual meeting of the shareholders must file a notice setting forth such proposal or nomination in writing and file it with the Company's Secretary at the Company's principal executive offices not later than November 13, 2001. The notice must provide certain information as described in the Company's By-laws, a copy of which is available free of charge upon request to the Company's Secretary. The Board of Directors of the Company will review any shareholder proposals that are filed as required, and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2002 Annual Meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before sixty (60) days prior to the meeting, and also retain such authority under certain other circumstances.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who beneficially own more than 10% of the Company's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of these forms, the Company believes that during 2000 all of its officers, Directors and greater than 10% beneficial owners timely filed the forms required under Section 16(a), except that Mr. Linville, Executive Vice
President -- Midwest Industrial, and Mr. Eitel, a Director of the Company, each inadvertently filed one late report in connection with the sale of stock.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended December 31, 2000 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy.

                                            For the Board of Directors,

                                            [/s/ Thomas L. Hefner]
                                            Thomas L. Hefner
                                            Chairman

March 13, 2001

                                   EXHIBIT A

                          2000 PERFORMANCE SHARE PLAN

                         2000 PERFORMANCE SHARE PLAN OF
                         DUKE-WEEKS REALTY CORPORATION

                                   ARTICLE I

                                  INTRODUCTION

     1.1. Purpose. The 2000 Performance Share Plan of Duke-Weeks Realty Corporation (the "Plan") is designed to promote the interests of the Company and its Affiliates by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Affiliates are largely dependent for the successful conduct and growth of their businesses, to continue their association with the Company and its Affiliates by providing additional incentive and opportunity for unusual industry and efficiency through the payment of compensation based on the Company's equity securities and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Plan provides for the awarding of Performance Shares that are based on the value of the Company's common stock.

     1.2. Effective Date and Duration. The Effective Date of the Plan is July 24, 2000. Performance Shares may be awarded under the Plan for a period of ten
(10) years commencing effective as of July 24, 2000; however, no Performance Shares shall vest until the Plan has been approved by a majority of the outstanding common shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No Performance Shares shall be awarded after July 23, 2010. Upon that date, the Plan shall expire except as to outstanding Performance Shares, which Performance Shares shall remain in effect until they have been paid or forfeited.

     1.3. Administration. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized to determine (i) the Employees to be awarded Performance Shares; (ii) the number of Performance Shares to be awarded; (iii) the time or times at which Performance Shares will be awarded; (iv) the Performance Period over which Performance Shares will vest;
(v) the Performance Goals which must be satisfied for the Performance Shares to vest; (vi) whether, in the case of a Covered Employee, limitations will be placed on the number and/or Fair Market Value of Performance Shares that can become vested in any year; (vii) whether a Participant may elect to defer the receipt of payments for Performance Shares or dividends on Performance Shares;
(viii) whether a Participant may be required to defer the receipt of payments for Performance Shares or dividends on Performance Shares (ix) whether an Employee is a Top Hat Employee; and (x) determine other conditions and limitations, if any, applicable to each Performance Share. Each Performance Share awarded under the Plan shall be evidenced by an Award Agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, and shall indicate whether the Committee intends that any of the Performance Shares shall constitute "performance-based compensation" within the meaning of Section 162(m) of the Code. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. It is intended that the Committee be comprised solely of directors who are both (a) "non-employee directors" under Rule 16(b)-3 and (b) "outside directors" as described in Section 162(m)(3)(C)(ii) of the Code. Failure of the Committee to be so comprised shall not result in the cancellation, termination or forfeiture of any Award. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240.

     1.4. Definitions. For purposes of the Plan, unless a different meaning is clearly required by the context:

          (a) "Affiliate" or "Affiliates" means any corporation or other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by, or under common control with the Company.

          (b) "Award" means, individually or collectively, a grant under the Plan of Performance Shares.

          (c) "Award Agreement" means the written Award letter which sets forth the terms and provisions applicable to each Award.

          (d) "Board of Directors" means the board of directors of the Company.

          (e) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Affiliate in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Affiliate) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Affiliate; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; or (v) a majority of the Company's Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

          (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

          (g) "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

          (h) "Company" means Duke-Weeks Realty Corporation and any successor thereto. With respect to the definition of Performance Goals, the Committee, in its sole discretion, may determine that "Company" means the Company and all of its Affiliates.

          (i) "Covered Employee" means an Employee who is a covered employee as defined in Section 162(m)(3) of the Code.

          (j) "Effective Date" means July 24, 2000.

          (k) "Employee" means all officers and key employees of the Company or any Affiliate, whether such officers or key employees are employed on the date the Plan is approved by the shareholders of the Company or become employed after such approval.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means the per share closing price for the Company's common stock on the New York Stock Exchange on the date of determination.

          (n) "Funds from Operations Per Share" means, for an applicable Performance Period, funds from operations per diluted share as reported by the Company to its shareholders and stock market analysts. Funds from Operations Per Share shall be computed in accordance with guidelines established by the National Association of Real Estate Investment Trusts.

          (o) "For Cause" means (i) the willful and continued failure of a Participant to perform his required duties as an officer or employee of the Company or any Affiliate, (ii) any action by a Participant which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Affiliate to terminate the employment of a Participant, (iv) the conviction of a Participant of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Affiliate.

          (p) "Grant Date" means, with respect to an Award, the effective date of the grant of the Award to the Participant under Section 3.1, regardless of whether the Award Agreement to which the Award relates is executed subsequent to such date.

          (q) "Participant" means an Employee who is designated to participate in the Plan as provided in Article II.

          (r) "Performance Goals" means, except as otherwise provided in Section 3.3.2, the goals determined by the Committee, in its sole discretion, to be applicable to a Participant with respect to an Award. The Committee shall determine, in its sole discretion, the Performance Goals applicable to each Award granted to a Participant who is not a Covered Employee. The Performance Goals may differ from Participant to Participant and from Award to Award. In the case of a Participant who is a Covered Employee, the sole Performance Goal shall be based on Funds from Operations Per Share.

          (s) "Performance Period" means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.

          (t) "Performance Share" means a grant of the right under an Award Agreement to receive one Share (or cash equal to the Fair Market Value of one Share), payment of which is contingent on the achievement of Performance Goals during a Performance Period.

          (u) "Permanent and Total Disability" or "Permanently and Totally Disabled" means any disability that would qualify as a disability under Code Section 22(c)(3).

          (v) "Plan" means the performance share plan embodied herein, as amended from time to time, known as the 2000 Performance Share Plan of Duke-Weeks Realty Corporation.

          (w) "Rule 16(b)-3" means Rule 16(b)-3 promulgated under the Exchange Act, and any future rule or regulation amending, supplementing or superseding such rule.

          (x) "Share" or "Shares" means the shares of authorized common stock of the Company.

          (y) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, which is owned or controlled, directly or indirectly, by the Company or by one or more of its Affiliates. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          (z) "Top Hat Employees" means Employees who are members of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     Participation in the Plan is limited to those officers and key employees of the Company or of any of its Affiliates who, from time to time, shall be designated by the Committee. Committee members shall not be eligible to receive Awards of Performance Shares under the Plan while serving as Committee members. A designated Employee shall become a Participant as of the later of the Effective Date or the date specified by the Committee. Only Top Hat Employees shall be eligible to defer the payment of their Performance Shares under Section 3.10.

                                  ARTICLE III

                               PERFORMANCE SHARES

     3.1. Performance Shares Covered by the Plan and Grant of Performance Shares. Subject to the provisions of this Section 3.1, the maximum (i) Fair Market Value (determined as of the Grant Date) of Performance Shares to be made the subject of Awards in any calendar year shall not exceed five million dollars ($5,000,000) in the aggregate and shall not exceed five hundred thousand dollars ($500,000) in the case of any single Participant; and (ii) number of Shares to be issued upon payment of all Awards under the Plan shall not exceed one million (1,000,000) Shares. Performance Shares covered by an Award that are forfeited may be made the subject of further Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may make Awards of Performance Shares in such amounts and under such terms and conditions as the Committee, in its sole discretion, shall determine.

     3.2. Value of Performance Shares. Each one (1) Performance Share shall, at all times, have a value equal to the Fair Market Value of one (1) Share.

     3.3. Performance Goals, Performance Periods and Other Terms. Each Award of Performance Shares shall be evidenced by an Award Agreement that specifies the number of Performance Shares, the Performance Period, the Performance Goals, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          3.3.1. General Performance Goals. The Committee may establish Performance Goals based upon the achievement of Company-wide, Affiliate-based, Subsidiary-based, divisional, individual Participant, or other Performance Goals determined by the Committee in its sole discretion.

          3.3.2. Section 162 (m) Performance Goals. Notwithstanding any other provision of the Plan to the contrary, for purposes of qualifying Awards to Covered Employees as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish the specific targets under the Performance Goals applicable to the Performance Shares. The business criteria for Performance Goals under this Section 3.3.2 shall be Funds from Operations Per Share. In granting Performance Shares to Covered Employees which are intended to qualify under Section 162(m), the Committee may follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Performance Shares under Section 162(m) of the Code.

     3.4. Vesting of Performance Shares. Performance Shares shall be eligible to become vested and paid to a Participant (unless payment is effectively deferred under Section 3.10) in accordance with the vesting schedule established by the Committee in the Award Agreement to which the Performance Shares relate. Performance Shares shall not be paid (or deferred under Section 3.10) until the Committee certifies, by resolution or otherwise in writing, that the Performance Goals associated with the Performance Shares have been satisfied. Except in the case of Performance Goals applicable to Performance Shares awarded to Covered Employees which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee may, in its sole discretion, amend such schedule in a manner which causes Performance Shares previously awarded to vest under a more rapid schedule. Without the consent of the Participant, the Committee shall not amend such schedule to provide for the slower vesting of any Performance Shares. Except in the case of Performance Goals applicable to Performance Shares awarded to Covered Employees which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, after the Award of a Performance Share, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Performance Shares.

     3.5. Termination of Employment. Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant's termination of employment due to death, Permanent and Total Disability or retirement on or after attaining age 55, all Performance Shares which have not become vested shall not be forfeited solely on account of such termination. Rather, the Performance Period shall be deemed to continue with respect to the Participant and may, if the applicable Performance Goals are satisfied during such Performance Period, become vested in accordance with the terms and conditions of the applicable Award Agreement. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant's termination of employment for any other reason, all unvested Performance Shares shall be forfeited effective as of the date on which the Participant's employment is terminated and thereafter shall be available for the grant of new Awards.

     3.6. Cancellation of Performance Shares. On the date set forth in the applicable Award Agreement, all Performance Shares which have not become vested shall be forfeited and thereafter shall be available for the grant of new Awards under the Plan.

     3.7. Vesting on Change in Control. Notwithstanding the provisions of Sections 3.4, 3.5 and 3.6, in the event of a Change in Control of the Company, any Performance Shares which have not otherwise become vested shall be fully vested and nonforfeitable.

     3.8 Dividends.

          (a) Unless otherwise determined by the Committee, a Participant shall be entitled to receive dividends on his or her Performance Shares, whether or not such Performance Shares have become vested, in an amount equal to the dividends which are declared and paid on the Shares. Dividends on Performance Shares shall be paid in cash except as otherwise provided in Subsection (b) below.

          (b) Unless otherwise determined by the Committee, a Participant who is a Top Hat Employee may elect to receive dividends paid on Performance Shares deferred under Section 3.10 in the form of either cash or additional Performance Shares (but not both). The Committee may also require a Participant to receive dividends on Performance shares in the form of either cash or additional Performance Shares. Any deferral election under this Section 3.8 shall be subject to such additional rules and procedures as may be determined by the Committee in its sole discretion. If a Participant elects to receive additional Performance Shares, the number thereof shall be determined by dividing the amount of the cash dividend which would otherwise be payable by the Fair Market Value of one Share of the Company on the date on which the cash dividend is paid. All whole or fractional Performance Shares received in lieu of cash dividends shall be fully vested and nonforfeitable on the date on which they are credited to the Participant.

     3.9. Form and Timing of Payment of Performance Shares. At the discretion of the Committee, payment of vested Performance Shares shall be made in Shares or a single lump sum of cash as soon as practicable after the Performance Shares become vested, unless the Participant is required to or has effectively elected to defer payment of the Award as provided in Section 3.10, in which case the Performance Shares shall be paid in Shares or cash as determined under the applicable Award Agreement or election statement.

     3.10. Deferrals. The Committee, in its sole discretion, may require a Participant to defer (or permit a Participant who is a Top Hat Employee to elect to defer) the receipt of all or any portion of any Shares otherwise payable under this Plan, in which case the vested Performance Shares will continue to be subject to the terms of this Plan. In addition, the Committee may, in its sole discretion, require a Participant to defer (or permit a Participant who is a Top Hat Employee to elect to defer) the receipt of all or any percentage of the amounts that would otherwise be payable hereunder to such Participant under the Executives' Deferred Compensation Plan of Duke Realty Services Limited Partnership ("Deferred Plan") or any successor plan. All amounts deferred under the Deferred Plan shall be payable at such times and in such forms as specified therein. Any deferral under this Section 3.10 shall be subject to such additional rules and procedures as may be determined by the Committee in its sole discretion.

     3.11. Acceleration of Payment on Change in Control. Notwithstanding any other Plan provision to the contrary, each Participant shall be entitled to receive, within 60 days of a Change in Control of the Company, a lump sum cash payment equal to the Fair Market Value of all of his Performance Shares less applicable withholdings, calculated as if all Performance Goals for the Performance Period were satisfied on the last day of the Performance Period to which the Performance Shares relate and using the Fair Market Value of the Shares as of the date of the Change in Control of the Company as the Fair Market Value of the Performance Shares; provided, however, a Participant who is a Top Hat Employee shall be entitled to elect, no later than 30 days prior to a Change in Control, to defer (in accordance with Section 3.10 above) the receipt of all or any portion of any amounts otherwise payable under this Section. If such an election is made and the amounts otherwise payable are deferred in the form of vested Performance Shares, the Participant, shall subject to Sections 3.7 and 4.2, remain in the Plan subject to the same terms and conditions in effect immediately prior to the Change in Control.

     3.12. Withholding of Taxes. Each Participant shall be solely responsible for, and the Company may withhold from any cash or shares payable from the Plan (or from the Deferred Plan attributable to amounts deferred hereunder), all legally required federal, state, city and local taxes.

     3.13. Voting Rights. Performance Shares do not entitle the Participant to any voting or other rights accorded a shareholder of the Company.

                                   ARTICLE IV

                     PLAN ADMINISTRATION AND INTERPRETATION

     4.1. Amendment and Termination. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an Award, make any alteration which would adversely affect an Award previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate value of Performance Shares subject to Awards under the Plan or the maximum number of Shares that may be issued under the Plan, except as provided in Section 4.2; (b) permit any Committee member to become eligible to receive Awards under the Plan; (c) withdraw administration of the Plan from the Committee or the Board of Directors; (d) extend the term of the Plan; or (e) change the class of individuals eligible to receive awards of Performance Shares. The Board of Directors may not, without shareholder approval, alter or amend the Plan to base the Performance Goals of a Participant who is a Covered Employee on financial performance criteria other than Funds from Operations Per Share.

     4.2. Changes in Stock.

          (a) Substitution of Shares and Performance Shares and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the number of Performance Shares covered under any Awards granted or to be granted under the Plan and in the number of Shares to be issued under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit any of its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or the entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Affiliates as a result of such transaction or transactions agrees to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted but unvested and agrees to assume and perform the obligations of the Company hereunder.

          (b) Conversion of Performance Shares. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which are subject to the Plan and to each outstanding Award, shall, automatically by virtue of such Change in Control of the Company, be based upon shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of Performance Shares shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant shall have the right to receive that number of Performance Shares or common stock of the Successor which have an aggregate Fair Market Value equal, as of the date of such Change in Control of the Company, to the aggregate Fair Market Value, as of the date of such Change in Control, of the Performance Shares or common stock theretofore subject to his Award.

     4.3. Information to be Furnished by Participants. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

     4.4. Employment Rights. Neither the Plan nor any Award Agreement issued under the Plan shall constitute a contract of employment and participation in the Plan does not give a Participant the right to be rehired or retained in the employ of the Company, nor does participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     4.5. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     4.6. Gender and Number. Where the context permits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     4.7. Action by Company. Any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors, the Committee or by a person or persons authorized by resolution of the Board of Directors or the Committee.

     4.8. Controlling Laws. Except to the extent superseded by laws of the United States, the laws of Indiana, without regard to the choice of law principles thereof, shall be controlling in all matters relating to the Plan.

     4.9. Mistake of Fact. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

     4.10. Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

     4.11. Effect of Headings. The descriptive headings of the sections of the Plan are inserted for convenience of reference and identification only and do not constitute a part of the Plan for purposes of interpretation.

     4.12. Nontransferability. No Performance Shares shall be transferable, except by the Participant's will or the laws of descent and distribution. During the Participant's lifetime, the value of his Performance Shares shall be payable only to him. The Performance Shares and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

     4.13. Liability. No member of the Board of Directors or the Committee or any officer or employee of the Company or its Affiliates shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company, the Board of Directors, the Committee and all officers and employees of the Company and its Affiliates from and against any tax liability, including without limitation interest and penalties, incurred by the Participant in connection with his participation in the Plan.

     4.14. Funding. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for payment of benefits under the Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-asides shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

                                            DUKE-WEEKS REALTY CORPORATION

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                               Dennis D. Oklak, Executive Vice
                                                           President
                                               and Chief Administrative Officer

Dated: January 31, 2001

                                   EXHIBIT B

                        1995 DIVIDEND INCREASE UNIT PLAN

                                                         AS AMENDED AND RESTATED
                                                       EFFECTIVE OCTOBER 1, 1999

                        1995 DIVIDEND INCREASE UNIT PLAN
                  OF DUKE REALTY SERVICES LIMITED PARTNERSHIP

                                   ARTICLE I

                                  INTRODUCTION

     1.1. Purpose. The 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership (the "Plan") is designed to retain selected officers and key employees of the Partnership and to encourage the growth of the Partnership and its Affiliates.

     1.2. Effective Date. The Effective Date of the Plan is October 1, 1995. Provided, however, the Committee may, in its discretion, grant Units under the Plan the terms of which provide that the effective date of the grant is on or after January 1, 1995.

     1.3. Administration. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan, provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

     1.4 Definitions. For purposes of this Plan, unless a different meaning is clearly required by the context:

          (a) "Affiliate" or "Affiliates" means (i) any general partner of the Partnership, (ii) any entity which owns a majority of the ownership interests of the Partnership, (iii) any entity that owns a majority of the ownership interests of an entity described in clause (i) or (ii) or an Affiliate of any such entity, or (iv) any Subsidiary.

          (b) "Board of Directors" means the board of directors of Duke Services, Inc.

          (c) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the board of directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's board of directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company
     (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

          (d) "Code" means the Internal Revenue Code, as amended.

          (e) "Committee" means the Executive Compensation Committee of the board of directors of the Company.

          (f) "Company" means Duke-Weeks Realty Corporation, formerly known as Duke Realty Investments, Inc.

          (g) "Effective Date" means October 1, 1995.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "For Cause" means (i) the willful and continued failure of a Participant to perform his required duties as an officer or employee of the Partnership or any Affiliate, (ii) any action by a Participant which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Partnership or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Partnership or any Affiliate.

          (j) "Participant" means an officer or key employee who is designated to participate in the Plan as provided in Article II.

          (k) "Partnership" means Duke Realty Services Limited Partnership.

          (l) "Permanent and Total Disability" means any disability that would qualify as a disability under Code Section 22(e)(3).

          (m) "Per Share Value" means the per share New York Stock Exchange closing price for the Company's common stock on the date of determination.

          (n) "Plan" means the dividend increase plan embodied herein, as amended from time to time, known as the 1995 Dividend Increase Unit Plan of Duke Services Limited Partnership.

          (o) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          (p) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interest, as the case may be, of which is owned or controlled directly or indirectly, by the Partnership, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          (r) "Unit" means a dividend increase unit granted under Section 3.1.

     1.5. Shares Covered by the Plan. The stock which may be issued under the Plan in connection with the exercise of Units shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section 5.2 and the provisions of this Section 1.5, the maximum number of shares to be delivered upon the exercise of all Units granted under the Plan shall, effective as of January 1, 1998, be increased from a maximum of Two Hundred Thousand (200,000) shares to a maximum of Four Hundred Thousand (400,000) shares. Shares covered by the grant of a Unit that remains unexercised upon the expiration or termination of the Unit may be made subject to further grants of Units.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     Participation in the Plan is limited to those officers and key employees of the Partnership and its Affiliates who, from time to time, shall be designated by the Committee. Committee members shall not be eligible to receive grants of Units under this Plan while serving as Committee members. A designated employee will become a Participant in the Plan as of the later of the Effective Date or the date specified by the Committee.

                                  ARTICLE III

                                    BENEFITS

     3.1. Grant of Units. The Committee, in its sole discretion, may grant one
(1) or more Units to a Participant upon his entry into the Plan. The Committee, in its sole discretion, may also grant additional Units to a Participant at any time after the initial grant. Provided, however, notwithstanding any other Plan provision, during any calendar year, no Participants shall be granted more than fifty thousand (50,000) Units.

     3.2. Exercise of Units. A Participant may exercise his Units subject to the following requirements:

          (a) Vesting of Units: A Participant must be vested in a Unit in order for that Unit to be exercised. For this purpose, the Committee will specify the vesting schedule for each Unit it grants at the time of the grant. In addition, the Committee may, in its sole discretion, amend such schedule in a manner which causes those units previously granted under the Plan to vest under a more rapid schedule. Provided, however, the Committee shall not amend such schedule to provide for the slower vesting of Units previously granted under the Plan. Notwithstanding the foregoing, a Participant will, as of the date of a Change in Control of the Company or his termination of employment due to Permanent and Total Disability, retirement on or after attaining age sixty-five (65) or death, become fully vested in all Units that have been granted to him.

          (b) Timing of Exercise: A Unit must be exercised on or before the tenth anniversary of the date on which it was granted. If not exercised on or before that date, the Unit will expire and be forfeited.

          (c) Prior Exercise of Stock Options. Units may be exercised only to the extent that the same or a greater number of shares of the Company's common stock have been acquired by the Participant through the exercise of a stock option which was granted under the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. (the "Stock Option Plan") on the same date on which the Units were granted. Such acquisition may have been prior to or simultaneous with the exercise of such Units. For example, if a Participant was granted an option under the Stock Option Plan to acquire five hundred (500) shares of the Company's stock on the same date he was granted two hundred (200) Units under the Plan, the Participant may not exercise the two hundred (200) Units granted hereunder until he has acquired at least two hundred (200) shares of stock under that stock option grant. Thus, if the Participant has acquired (or simultaneously acquires with his exercise of the Units) one hundred (100) shares under that stock option grant, he may at any time on or after the date of such acquisition exercise up to one hundred (100) Units hereunder, as long as all the other Plan conditions and limitations have been satisfied with respect to such exercise, including the satisfaction by the Participant of the vesting requirements applicable to the Units desired to be exercised. Shares of Company stock acquired by the exercise of an option granted under the Stock Option Plan on a date other than the date on which the Units were granted hereunder may not be used as a basis for the exercise of such Units.

          (d) Prior Notice of Exercise. The Participant must notify the Committee of his intent to exercise a Unit by completing an election form authorized by the Committee and filing such form with the Committee at least ten (10) business days prior to the requested exercise date.

          (e) Termination of Employment. All rights to exercise a Unit shall terminate ninety (90) days after the effective date of the Participant's termination of employment with the Partnership and its Affiliates, but not later than the date the Unit expires pursuant to its terms, unless such termination is For

     Cause or is on account of the Permanent and Total Disability or death of the Participant. Transfer of employment from the Partnership to an Affiliate, or vice versa, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (e). However, if a Participant's employment terminates due to Permanent and Total Disability or death, his right to exercise his Units shall expire one (1) year after his termination of employment (but not later than the date the Unit expires pursuant to its terms). During such period, subject to the limitations of this Plan and the Unit grant, the Participant, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Unit in full.

          (f) For Cause Termination. If a Participant's employment with the Partnership and its Affiliates is terminated For Cause, no previously unexercised Unit granted hereunder may be exercised. Rather, all unexercised Units shall terminate effective on the date the Participant receives notice of his termination For Cause.

          (g) Withholding of Taxes. Each Participant shall be solely responsible for, and the Partnership will withhold from any amounts payable under this Plan, all legally required federal, state, city and local taxes. The Committee, in its discretion and subject to such rules as it may adopt, may permit a Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with his exercise of Units by having the Partnership retain shares of stock which would otherwise be issued in connection with the exercise of the Units or accept delivery from the Participant of shares of Company stock which have a value, determined as of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that retention or delivery.

     (h) Committee Discretion to Extend Time For Exercising Unit. If a Participant's employment terminates for any reason other than For Cause, the Committee may, in its sole discretion, grant an extension of the periods of time specified in subsection (e) for exercising a Unit, but not later than the date the Unit expires pursuant to its terms, as required by subsection (b). During such extended period, subject to the limitations of this Plan, and any grant letter which evidences the Company's grant of the Unit to the Participant, the Participant, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the Unit in full.

     (i) Committee Discretion to Waive Requirement of Prior Exercise of Stock Options. Notwithstanding the provisions of Section 3.2(c), if a Participant desires to exercise Units but has not yet acquired the same or a greater number of shares of the Company's common stock through the exercise of options granted under the Stock Option Plan on the same date on which the Units were granted (the "Corresponding Stock Options"), the Committee shall have the discretion to waive the requirement that the Corresponding Stock Options be exercised provided that:

          (i) The exercise price of the Corresponding Stock Options is more than the Per Share Value as of the date on which the Unit is exercised;

          (ii) Pursuant to an amendment to the applicable stock option agreement(s), the Participant forfeits all of his or her rights to the Corresponding Stock Options in an amount which is equal to the number of Units exercised; and

          (iii) The value of each Unit exercised, as otherwise determined under
     Section 3.3, is reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of the Corresponding Stock Options over the Per Share Value on the date on which the Unit is exercised."

     3.3. Calculation of Unit Value. Upon the exercise date, the Unit or Units being exercised will be valued for all purposes under this Plan in accordance with the following formula. First, the Per Share Value of a share of the Company's common stock as of the effective date on which the Unit was granted will be determined. Second, the quarterly cash dividend rate per share of the Company's common stock most recently declared prior to the effective date of the grant will be determined and annualized (multiplied by four). Third, that annualized cash dividend will be divided by the Per Share Value on the effective date of the grant to set the grant date dividend yield. Fourth, the quarterly cash dividend rate per share of the Company's common stock which was most recently declared on or before the exercise date will be determined and annualized (multiplied by four). Fifth, the annualized cash dividend on the effective date of the grant (as determined under the second step) will be subtracted from the annualized dividend on the exercise date (as determined under the fourth step) to determine the increase in the annualized cash dividend. Sixth, the amount of the increase (as determined under the fifth step) will be divided by the grant date dividend yield (as determined under the third step) to establish the Unit's value on the exercise date. For all purposes of this Plan, if there is no Per Share Value for Company stock on the date on which an event which requires the stock to be valued, the per share value shall be the Per Share Value for Company stock on the trading date immediately preceding the date on which the stock is required to be valued.

     For example, if the Per Share Value of a share of Company stock on the effective date of a Unit's grant was $30.00, the quarterly dividend rate on the date of grant was $0.49 and the quarterly dividend rate on the date of exercise was $0.55, then the Unit's value at exercise would be $3.67, determined under the six steps in the preceding paragraph as follows:

(1)  $30.00    [NYSE Closing Price on Date of Grant]
(2)  $ 1.96    [$0.49 (Company's Quarterly Cash Dividend on Date of Grant)
               X 4]
(3)  6.5333%   [(2) / (1) ]
(4)  $ 2.20    [$0.55 (Company's Quarterly Cash Dividend on Date of
               Exercise) X 4]
(5)  $ 0.24    [$2.20 -- $1.96 = Increase in Annualized Cash Dividend]
(6)  $ 3.67    [ (5) / (3) ]

If the Participant had been granted one hundred (100) Units and he exercised all of those Units, he would be entitled to receive whole shares of Company common stock with a value of $367 based on the Per Share Value on the date of exercise. (The number of shares to be distributed is described under Section 4.2.)

                                   ARTICLE IV

                                 DISTRIBUTIONS

     4.1. Time of Payment. The Partnership will pay to each Participant the value of the Unit or Units, rounded to the nearest whole share of Company common stock, with respect to which a proper and timely election has been made. Such payment shall be made as soon as practicable following the exercise date.

     4.2. Manner of Payment. Distribution of a Participant's benefit under
Section 4.1 will be made in a single lump sum in the form of whole shares of Company common stock. The number of shares to be issued under this Section 4.2 will be based on the Per Share Value on the exercise date of the Units. For example, if the Per Share Value on the date of exercise was $50.00 and the payment amount determined under Section 3.3 (reduced by any tax withholdings pursuant to Section 3.2(g)) was $367.00, the Participant would be entitled to receive seven (7) shares of Company stock (367 / 50 = 7.34). On the other hand, if the payment amount determined under Section 3.3 (reduced by any tax withholdings pursuant to Section 3.2(g)) was $380.00, the Participant would be entitled to receive eight (8) shares of Company stock ($380 / 50 = 7.60).

     4.3. Distribution on Change of Control. Notwithstanding any other Plan provision to the contrary, each Participant will be entitled to receive, within ninety (90) days of a Change in Control of the Company, a lump sum payment, in cash, of the value of his Units determined under Section 3.3 as of the date of the Change in Control of the Company. Provided, however no distribution under the Plan shall be made to a Participant who is a Section 16 Grantee as a result of a Change in Control of the Company until six (6) months from the date on which the Units were granted to the Participant. This limitation shall not apply if the Section 16 Grantee dies or incurs a mental or physical disability which, in the opinion of the Committee, renders the Section 16 Grantee unable or incompetent to carry out the job responsibilities which such Section 16 Grantee held or the tasks to which such Section 16 Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or of an indefinite duration.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1. Amendment or Termination. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan but may not, without the consent of the holder of a Unit, make any alteration which would adversely affect a Unit previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares which could be issued pursuant to the exercise of Units under the Plan, except as provided in Section 5.2; (b) permit any Committee member to become eligible to receive grants of Units under the Plan; (c) withdraw administration of the Plan from the Committee or the Board of Directors; (d) extend the term of the Plan or the maximum period during which any Unit may be exercised; (e) change the manner of calculating the value of Units; or (f) change the class of individuals eligible for the grant of Units under the Plan.

     5.2. Changes in Stock.

          (a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as a result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares to be distributed under the Plan and in the calculation of a Unit's value provided in Section 3.3. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Partnership shall not, and shall not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Affiliates as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as its pertains to Units theretofore granted but unexercised and agrees to assume and perform the obligations of the Partnership hereunder.

          (b) Conversion of Stock. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding Unit, shall, automatically, by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the calculation of a Unit's value shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant shall have the right to receive that number of shares of common stock of the Successor which have a fair market value equal, as of the date of such Change in Control of the Company, to the fair market value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company to which the Units relate.

     5.3. Information to be Furnished by Participants. Participants, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

     5.4. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to be rehired or retained in the employ of the Partnership, nor will participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     5.5. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     5.6. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     5.7. Action by Partnership. Any action required of or permitted by the Partnership under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

     5.8. Controlling Laws. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

     5.9. Mistake of Fact. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

     5.10. Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

     5.11. Effect of Headings. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

     5.12. Nontransferability. No Unit shall be transferable, except by the Participant's will or the law of descent and distribution. During the Participant's lifetime, his Unit shall be exercisable (to the extent exercisable) only by him. The Unit and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

     5.13. Liability. No member of the Board of Directors or the Committee or any officer or employee of the Partnership or its Affiliates shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Partnership, the Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his participation in the Plan.

     5.14. Funding. Benefits payable under this Plan to a Participant or to a beneficiary will be paid by the Partnership from its general assets. Shares of the Company stock to be distributed hereunder shall be acquired by the Partnership either directly from the Company, on the open market or a combination thereof. The Partnership is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Partnership may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under the Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Partnership and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Partnership.

                                        DUKE REALTY SERVICES LIMITED
                                        PARTNERSHIP

                                        By:       /s/ DENNIS D. OKLAK
                                           -------------------------------------
                                              Dennis D. Oklak, Executive Vice
                                             President of Duke Services, Inc.,
                                                    its General Partner

Dated: October 26, 1999

                              AMENDMENT ONE TO THE
                      1995 DIVIDEND INCREASE UNIT PLAN OF
                    DUKE REALTY SERVICES LIMITED PARTNERSHIP

     This Amendment One to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership, as amended and restated effective October 1, 1999 ("Plan"), is hereby adopted this 1st day of June, 2000 by Duke Realty Services Limited Partnership ("Partnership"). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

                                  WITNESSETH:

     WHEREAS, the Partnership adopted the Plan for the purposes set forth therein; and

     WHEREAS, pursuant to Section 5.1 of the Plan, the board of directors of Duke Services, Inc. ("Board of Directors") and the Executive Compensation Committee of the board of directors of Duke-Weeks Realty Corporation ("Committee") have reserved the right to amend the Plan with respect to certain matters; and

     WHEREAS, the Committee has determined to amend Section 3.2 of the Plan to permit Participants who retire on or after attaining age fifty-five (55) to exercise their awards at any time over the remaining term thereof and, with respect to Units granted on or after July 1, 2000, to eliminate the requirement that a Unit be exercised only after a corresponding stock option is exercised and to reduce the value of a Unit by the out-of-the-money value of a corresponding stock option; and

     WHEREAS, the Committee has approved and authorized this Amendment One to the Plan;

     NOW, THEREFORE, pursuant to the authority reserved to the Committee under
Section 5.1 of the Plan, the Plan is hereby amended, effective with respect to all options outstanding as of June 1, 2000 and all options granted after that date, unless otherwise stated herein, in the following particulars:

          1. By substituting the following for Section 3.2(a) of the Plan:

             "(a) Vesting of Units: A Participant must be vested in a Unit in order for that Unit to be exercised. For this purpose, the Committee will specify the vesting schedule for each Unit it grants at the time of the grant. In addition, the Committee may, in its sole discretion, amend such schedule in a manner which causes those Units previously granted under the Plan to vest under a more rapid schedule. Provided, however, the Committee shall not amend such schedule to provide for the slower vesting of Units previously granted under the Plan. Notwithstanding the foregoing, a Participant will, as of the date of a Change in Control of the Company or his termination of employment due to Permanent and Total Disability, retirement on or after attaining age fifty-five (55) or death, become fully vested in all Units that have been granted to him."

          2. By substituting the following for Section 3.2(c) of the Plan, effective with respect to Units granted on or after July 1, 2000:

             "(c) Prior Exercise of Stock Options. The provisions of this subsection (c) shall apply to Units granted before July 1, 2000; Units granted on or after July 1, 2000 may be exercised without regard to whether a stock option granted under the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. (the "Stock Option Plan") on the same date on which the Units were granted ("Corresponding Stock Option") is exercised on the same date on which the Units were granted.

     Units may be exercised only to the extent that the same or a greater number of shares of the Company's common stock have been acquired by the Participant through the exercise of a Corresponding Stock Option. Such acquisition may have been prior to or simultaneous with the exercise of such Units. For example, if a Participant was granted an option under the Stock Option Plan to acquire five hundred (500) shares of the Company's stock on the same date he was granted two hundred (200) Units under the Plan, the Participant may not exercise the two hundred (200) Units granted hereunder until he has acquired at least two hundred
(200) shares of stock under that Corresponding Stock Option. Thus, if the Participant has acquired (or simultaneously acquires with his exercise of the Units) one hundred (100) shares under that Corresponding Stock Option, he may at any time on or after the date of such acquisition exercise up to one hundred (100) Units hereunder, as long as all the other Plan conditions and limitations have been satisfied with respect to such exercise, including the satisfaction by the Participant of the vesting requirements applicable to the Units desired to be exercised. An option granted under the Stock Option Plan on a date other than the date on which the Units were granted hereunder is not a Corresponding Stock Option and the exercise thereof may not be used as a basis for the exercise of such Units."

          3. By substituting the following for Section 3.2(e) of the Plan:

             "(e) Termination of Employment. All rights to exercise a Unit shall terminate ninety (90) days after the effective date of the Participant's termination of employment with the Partnership and its Affiliates, but not later than the date the Unit expires pursuant to its terms, unless such termination is For Cause or is on account of the Permanent and Total Disability, death or retirement of the Participant on or after attaining age fifty-five (55). Transfer of employment from the Partnership to an Affiliate, or vice versa, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (e).

             If a Participant's employment terminates due to Permanent and Total Disability or death, his right to exercise his Units shall expire one
        (1) year after his termination of employment (but not later than the date the Unit expires pursuant to its terms). During such period, subject to the limitations of this Plan and the Unit grant, the Participant, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Units in full.

             If a Participant's employment terminates due to retirement on or after attaining age fifty-five (55), the Participant shall have the right to exercise his Units at any time during the remaining term thereof. During such period, subject to the limitations of this Plan and the Unit grant, the Participant may exercise his Units in full. If the Participant dies during such period, the right to exercise the Units shall continue until the date the Unit expires pursuant to its terms."

          4. By substituting the following for Section 3.2(h) of the Plan:

             "(h) Committee Discretion to Extend Time for Exercising Unit. If a Participant's employment terminates for any reason other than (i) retirement on or after attaining age fifty-five (55), or (ii) For Cause, the Committee may, in its sole discretion, grant an extension of the periods of time specified in subsection (e) for exercising Units, but not later than the date the Unit expires pursuant to its terms. During such extended period, subject to the limitations of this Plan and any grant letter which evidences the Company's grant of the Units to the Participant, the Participant, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the Units in full.

          5. By substituting the following for Section 3.2(i) of the Plan:

             "(i) Committee Discretion to Waive Requirement of Prior Exercise of Stock Options.

             (1) This Paragraph (1) shall apply only to Units issued before July 1, 2000. Notwithstanding the provisions of Section 3.2(c), if a Participant desires to exercise Units but has not yet acquired the same or a greater number of shares of the Company's common stock through the exercise of options granted under the Stock Option Plan on the same date on which the Units were granted (the "Corresponding Stock Options"), the Committee shall have the discretion to waive the requirement that the Corresponding Stock Options be exercised provided that:

             (i) The exercise price of the Corresponding Stock Options is more than the Per Share Value as of the date on which the Unit is exercised;

             (ii) Pursuant to an amendment to the applicable stock option agreement(s), the Participant forfeits all of his or her rights to the Corresponding Stock Options in an amount which is equal to the number of Units exercised; and

             (iii) The value of each Unit exercised, as otherwise determined under Section 3.3, is reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of the Corresponding Stock Options over the Per Share Value on the date on which the Unit is exercised.

          (2) This Paragraph (2) shall apply only to Units issued on or after July 1, 2000. In the event a Participant exercises a Unit without acquiring the same or a greater number of shares of the Company's common stock through the exercise of Corresponding Stock Options and on such date the exercise price of the Corresponding Stock Options is more than the Per Share Value, then the value of each Unit exercised, as otherwise determined under Section 3.3, shall be reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of the Corresponding Stock Options over the Per Share Value on the date on which the Unit is exercised."

     All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke Realty Services Limited Partnership has executed this Amendment One to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership (as Amended and Restated Effective October 1, 1999) this 1st day of June, 2000, but effective as of the dates specified herein.

                                          DUKE REALTY SERVICES LIMITED
                                          PARTNERSHIP

                                          By:  DUKE SERVICES, INC.
                                             Its General Partner

                                          By:      /s/ DENNIS D. OKLAK
                                            ------------------------------------
                                                 Dennis D. Oklak, Executive
                                                  Vice President and Chief
                                                   Administrative Officer

                              AMENDMENT TWO TO THE
                      1995 DIVIDEND INCREASE UNIT PLAN OF
                    DUKE REALTY SERVICES LIMITED PARTNERSHIP

     This Amendment Two to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership, as amended and restated effective October 1, 1999 ("Plan"), is hereby adopted this 31st day of January, 2001, but effective as of the date specified below, by Duke Realty Services Limited Partnership ("Partnership"). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

                                  WITNESSETH:

     WHEREAS, the Partnership adopted the Plan for the purposes set forth therein; and

     WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors of Duke Services, Inc. and the Executive Compensation Committee of the Board of Directors of Duke-Weeks Realty Corporation ("Committee") have reserved the right to amend the Plan with respect to certain matters; and

     WHEREAS, the Committee has determined to amend Section 1.5 of the Plan to increase the maximum number of shares available for issuance under the Plan from Four Hundred Thousand (400,000) to One Million Four Hundred Thousand (1,400,000); and

     WHEREAS, the Committee has approved and authorized this Amendment Two to the Plan;

     NOW, THEREFORE, pursuant to the authority reserved to the Committee under
Section 5.1 of the Plan, the Plan is hereby amended, effective as of January 1, 2001, in the following particulars:

          1. By substituting the following for Section 1.5 of the Plan:

             "1.5 Shares Covered by the Plan. The stock which may be issued under the Plan in connection with the exercise of Units shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Provided, however, subject to the provisions of Section 5.2 and the provisions of this Section 1.5, the maximum number of shares to be delivered upon the exercise of all Units granted under the Plan shall be One Million Four Hundred Thousand (1,400,000). Shares covered by the grant of a Unit that remains unexercised upon the expiration or termination of the Unit may be made subject to further grants of Units."

          2. By substituting the following for Section 5.4 of the Plan:

             "5.4 Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan does not give a Participant the right to be rehired or retained in the employment of the Partnership, nor does participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan."

     All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke Realty Services Limited Partnership, by a duly authorized officer of its General Partner, has executed this Amendment Two to the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership (As Amended and Restated Effective October 1, 1999) this 31st day of January, 2001, but effective as of the date specified herein.

                                            DUKE REALTY SERVICES LIMITED
                                            PARTNERSHIP

                                            By:  DUKE SERVICES, INC.
                                              Its General Partner

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                               Dennis D. Oklak, Executive Vice
                                                     President and Chief
                                                    Administrative Officer

                                   EXHIBIT C

          1999 DIRECTORS' STOCK OPTION AND DIVIDEND INCREASE UNIT PLAN

                          1999 DIRECTORS' STOCK OPTION
                        AND DIVIDEND INCREASE UNIT PLAN
                        OF DUKE REALTY INVESTMENTS, INC.

                                   ARTICLE I

                                  INTRODUCTION

     1.1. Purpose. The 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the "Plan") is designed to promote the interests of Duke Realty Investments, Inc. (the "Company"), its shareholders and the Subsidiaries of the Company, through the granting of nonqualified stock options ("Options") and dividend increase units ("Units") to the members of the Board of Directors of the Company, thereby encouraging their focus on the growth, profitability and dividend paying capacity of the Company.

     1.2. Effective Date and Duration. The Effective Date of the Plan is January 1, 1999. Options and Units may be granted under the Plan for a period of ten
(10) years commencing January 1, 1999; however, no Options or Units may be exercised until the Plan has been approved by a majority of the shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No Options or Units shall be granted under the Plan after December 31, 2008. On that date, the Plan shall expire, except as to outstanding Options and Units, which Options and Units shall remain in effect until they have been exercised, terminated or have expired.

     1.3. Administration.

          (a) Administrative Committee. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. A member of the Committee shall be eligible, at any time when he is such a member, to receive Options and Units under the Plan. The decision of a majority of the members of the Committee shall constitute the decision of the Committee.

          (b) Administrative Discretion. Notwithstanding any other provisions of the Plan, unless set forth or otherwise contemplated herein, the Committee shall have no authority to (i) grant Options or Units; (ii) determine the option period; (iii) determine the time or times at which Options or Units will be granted; (iv) determine the time or times when each Option or Unit becomes exercisable; or (v) determine other conditions and limitations, if any, applicable to the exercise of each Option. Each Option and Unit granted under the Plan to a Director shall be evidenced by a grant agreement. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

          (c) No Contract of Employment. Neither the Plan nor any grant agreement executed hereunder shall constitute a contract of employment between the Company and a Director. Participation in the Plan does not give any Director the right to be retained, nominated or reelected as a Director.

     1.4. Definitions. For purposes of this Plan, unless a different meaning is clearly required by the context:

          (a) "Affiliate" or "Affiliates" means any Subsidiary.

          (b) "Board of Directors" means the board of directors of the Company.

          (c) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock.

          (d) "Code" means the Internal Revenue Code, as amended.

          (e) "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

          (f) "Company" means Duke Realty Investments, Inc.

          (g) "Delivered Stock" means whole shares of common stock of the Company.

          (h) "Director" means any member of the Board of Directors of the Company.

          (i) "Effective Date" means January 1, 1999.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" means the per share closing price for the Company's common stock on the New York Stock Exchange on the date of determination.

          (l) "Immediate Family Member" or "Immediate Family Members" means the spouse, the child or grandchildren of an optionee.

          (m) "NASD Dealer" means a broker-dealer who is a member of the National Association of Securities Dealers.

          (n) "Option" or "Options" means nonqualified stock options granted by the Company under the Plan.

          (o) "Permanent and Total Disability" or "Permanently and Totally Disabled" means any disability that would qualify as a disability under Code Section 22(c)(3).

          (p) "Per Share Value" means the per share New York Stock Exchange closing price for the Company's common stock on the date of determination.

          (q) "Plan" means the stock option and dividend increase unit plan embodied herein, as amended from time to time, known as the 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc.

          (r) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          (s) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          (t) "Unit" or "Units" means dividend increase units granted under
     Section 3.1.

                                   ARTICLE II

                            ELIGIBILITY AND VESTING

     2.1. Eligibility. Only those individuals who are serving as members of the Board of Directors on a grant date shall be eligible to receive grants of Options and Units under the Plan. Provided further, any member of the Board of Directors who receives grants under any other stock option plan or dividend increase unit plan sponsored by the Company during a calendar year shall not be eligible to receive any grants of Options or Units under the Plan for such calendar year.

     2.2. Vesting of Options and Units. With the exception of the initial grant of 7,500 Options and Units to certain Directors in January 1999, all Options and Units granted under the Plan shall vest twenty percent (20%) per year commencing on the first anniversary of the date of grant. The initial grant of 7,500 Options and Units to certain Directors in January 1999 shall vest twenty percent (20%) per year commencing on the first anniversary of the date the Plan participant became a Director of the Company. Notwithstanding the foregoing, in the event of (i) a Change in Control of the Company, (ii) the death or Permanent and Total Disability of a participant, or (iii) the retirement of a participant from the Board of Directors on or after attaining the age sixty-five (65) years, all outstanding Options and Units granted under the Plan to such participant shall be fully vested.

                                  ARTICLE III

                                    BENEFITS

     3.1. Shares Covered by the Plan. The stock to be subject to Options and Units under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine. Subject to the provisions of Sections 4.4 and 5.3 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all Options and Units granted under the Plan shall not exceed Five Hundred Thousand (500,000) shares. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Shares covered by an Option or Unit that are forfeited due to termination of service or that remain unpurchased or undistributed upon expiration or termination of the Option or Unit, respectively, may be made subject to further Options and Units.

                                A. STOCK OPTIONS

     3.2. Grant of Options. For each year during the term of the Plan, effective on the date on which the Committee holds its first quarterly meeting during a calendar year, each Director who is eligible under Section 2.1 shall receive an option to acquire Two Thousand Five Hundred (2,500) shares of Company common stock for such calendar year. Provided, however, for the 1999 calendar year, each Director who is eligible under Section 2.1 and who, as of the date of the first quarterly Board of Directors meeting in 1999, has not previously received a grant of stock options from the Company, shall receive an option to acquire Seven Thousand Five Hundred (7,500) shares of the Company's common stock. A Director who has previously received a grant of stock options from the Company shall be granted an option to acquire Two Thousand Five Hundred (2,500) shares of the Company's common stock for the 1999 calendar year.

     3.3. Exercise of Options. All rights to exercise an Option shall terminate ninety (90) days following the date on which a Director ceases to be a Director, unless the termination of his status as a Director is on account of (i) Permanent and Total Disability (ii) death, (iii) retirement after attaining the age of 65 years, or (iv) a Change in Control of the Company, but not later than the date the Option expires pursuant to its terms. If a Director ceases to be a Director due to Permanent and Total Disability or death, the Director, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Options subject to the limitations of this Plan within one (1) year following the date on which he ceases to be a Director, but not later than the date on which the Option expires pursuant to its terms.

     3.4. Option Price. The option price per share of stock under each Option shall be one hundred percent (100%) of the Fair Market Value of the shares on the date on which the Option is granted.

     3.5. Option Period. The option period for each Option granted under the Plan shall be ten (10) years from the date of grant of such Option. If an Option is not exercised on or before the tenth anniversary of the date on which it was granted, the Option shall expire.

                           B. DIVIDEND INCREASE UNITS

     3.6. Grant of Units. For each year during the term of the Plan, effective on the date on which the Committee holds its first quarterly meeting during a calendar year, each Director who is eligible under Section 2.1 shall receive a grant of Two Thousand Five Hundred (2,500) Units for such calendar year. Provided, however, for the 1999 calendar year, each Director who is eligible under Section 2.1 and who, as of the date of the first quarterly Board of Directors meeting in 1999, has not previously received a grant of stock options from the Company, shall receive a grant of Seven Thousand Five Hundred (7,500) Units. A Director who has previously received a grant of stock options from the Company shall receive a grant of Two Thousand Five Hundred (2,500) Units for the 1999 calendar year.

     3.7. Exercise of Units. A Director may exercise his Units subject to the following requirements:

          (a) Timing of Exercise. A Unit must be exercised on or before the tenth anniversary of the date on which it was granted; if not exercised on or before that date, the Unit will expire. All rights to exercise a Unit shall terminate ninety (90) days following the date on which the Director ceases to be a Director, unless the termination of his status as a Director is on account of (i) Permanent and Total Disability, (ii) death, or (iii) retirement after attaining the age of 65 years, but not later than the date the Unit expires pursuant to its terms. If a Director ceases to be a Director due to Permanent and Total Disability or death, the Director, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Units subject to the limitations of this Plan within one
     (1) year following the date on which he ceases to be a Director, but not later than the date on which the Unit expires pursuant to its terms.

          (b) Prior Exercise of Stock Options. Units may be exercised only to the extent that the same or a greater number of Options have been surrendered by the Director through the exercise of Options granted under the Plan on the same date on which the Units were granted. Such exercise may have been prior to or simultaneous with the exercise of such Units. For example, if a Director was granted an Option under the Plan to acquire Two Thousand Five Hundred (2,500) shares of the Company's stock and on the same date he was granted Two Thousand Five Hundred (2,500) Units under the Plan, the Director may not exercise the Two Thousand Five Hundred (2,500) Units granted hereunder until he has exercised at least Two Thousand Five Hundred (2,500) Options under that stock option grant. Thus, if the Director has exercised (or simultaneously surrenders with his exercise of the Units) One Thousand (1,000) Options under that stock option grant, he may at any time on or after the date of such acquisition, exercise up to One Thousand (1,000) Units hereunder, as long as all the other Plan conditions and limitations have been satisfied with respect to such exercise. The shares of Company stock acquired by the exercise of an Option on a date other than the date on which the Units were granted may not be used as a basis for the exercise of such Units.

          (c) Prior Notice of Exercise. The Director must notify the Committee of his intent to exercise a Unit by completing an election form authorized by the Committee and filing such form with the Committee.

     3.8. Calculation of Unit Value. Upon the exercise date, the Unit or Units being exercised will be valued for all purposes under the Plan in accordance with the following formula. First, the Per Share Value of a share of the Company's common stock, as of the effective date on which the Unit was granted, will be determined. Second, the quarterly cash dividend rate per share of the Company's common stock most recently declared prior to the effective date of the grant will be determined and annualized (multiplied by four). Third, that annualized cash dividend will be divided by the Per Share Value on the effective date of the grant to set the grant date dividend yield. Fourth, the quarterly cash dividend rate per share of the Company's common stock which was most recently declared on or before the exercise date will be determined and annualized (multiplied by four). Fifth, the annualized cash dividend on the effective date of the grant (as determined under the second step) will be subtracted from the annualized dividend on the exercise date (as determined under the fourth step) to determine the increase in the annualized cash dividend. Sixth, the amount of the increase (as determined under the fifth step) will be divided by the grant date dividend yield (as determined under the third step) to establish the Unit's value on the exercise date. For all purposes of this Plan, if there is no Per Share Value for Company stock on the date on which an event which requires the stock to be valued, the per share value shall be the Per Share Value for Company stock on the trading date immediately preceding the date on which the stock is required to be valued.

     For example, if the Per Share Value of a share of Company stock on the effective date of a Unit's grant was $30.00, the quarterly dividend rate on the date of grant was $0.49 and the quarterly dividend rate on the date of exercise was $0.55, then the Unit's value at exercise would be $3.67, determined under the six steps in the preceding paragraph as follows:

(1)  $30.00    [NYSE Closing Price on Date of Grant]
(2)  $1.96     [$0.49 (Company's Quarterly Cash Dividend on Date of Grant)
               x 4]
(3)  6.5333%   [(2) / (1)]
(4)  $2.20     [$0.55 (Company's Quarterly Cash Dividend on Date of
               Exercise) x 4]
(5)  $0.24     [$2.20 -- $1.96 = Increase in Annualized Cash Dividend]
(6)  $3.67     [(5) / (3)]

     If the Director had been granted one hundred (100) Units and he exercised all of those Units, he would be entitled to receive whole shares of Company common stock with a value of $367 based on the Per Share Value on the date of exercise. (The number of shares to be distributed is described under Section 4.2).

                                   ARTICLE IV

                                 DISTRIBUTIONS

     4.1. Time of Payment of Units. The Company will pay to each Director the value of the Unit or Units, rounded to the nearest whole share of Company common stock, with respect to which a proper and timely election has been made. Such payment shall be made as soon as practicable following the exercise date.

     4.2. Manner of Payment of Units. Distribution of a Director's benefit under
Section 4.1 will be made in a single lump sum in the form of whole shares of Company common stock rounded to the nearest whole share. The number of shares to be issued under this Section 4.2 will be based on the Per Share Value on the exercise date of the Units. For example, if the Per Share Value on the date of exercise was $50.00 and the payment amount determined under Section 3.8 was $367.00, the Director would be entitled to receive seven (7) shares of Company stock (367 / 50 = 7.34). On the other hand, if the payment amount determined under Section 3.8 was $380.00, the Director would be entitled to receive eight
(8) shares of Company stock ($380 / 50 = 7.60).

     4.3. Distribution on Change of Control. Notwithstanding any other Plan provision to the contrary, each Director will be entitled to receive, within ninety (90) days of a Change in Control of the Company, a lump sum payment, in cash, of the value of his Units determined under Section 3.8 as of the date of the Change in Control of the Company.

     4.4. Payment for Stock.

          (a) Full payment for shares purchased pursuant to the exercise of an Option hereunder shall be made at the time the Option is exercised. Payment may be made by delivering to the Company (i) cash; (ii) Delivered Stock which (A) has been owned by the optionee for more than six (6) months and has been paid for, within the meaning of Securities and Exchange Commission Rule 144 (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or (B) was obtained by the optionee in the public market or other than through the exercise of an Option under this Plan or under any other stock option plan involving Company stock; (iii) a combination of cash and Delivered Stock; or (iv) provided that a public market for the Company's common stock exists, (A) through a "same day sale" commitment from the optionee and a NASD Dealer whereby the Director irrevocably elects to exercise the Option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (B) through a "margin" commitment from the Director and an NASD Dealer whereby the Director irrevocably elects to exercise the Option and to pledge the stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the Option. No shares shall be issued until full payment for them has been made, and a Director shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, the Company shall issue a certificate or certificates to the Director evidencing ownership of the shares purchased pursuant to the exercise of the Option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the grant agreement between the Company and the Director. For purposes of this
     Section 4.4, payment for shares purchased hereunder may be delivered to the Company through such attestation or certification procedures as may be established by the Committee from time to time in its sole discretion.

          (b) For purposes of determining the number of Units which can be exercised under Section 3.7(b), the number of Options surrendered rather than the number of shares actually issued under this Section 4.4 shall be taken into account.

                                   ARTICLE V

                     PLAN ADMINISTRATION AND INTERPRETATION

     5.1 Amendment or Termination. The Board of Directors may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulation, including without limitation any shareholder approval of the safe harbor provisions of Rule 16b-3 promulgated under the Exchange Act) alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an Option or Unit, make any alteration which would adversely affect an Option or Unit previously granted under the Plan. However, the Board of Directors may not, without the approval of the stockholders of the Company, make any alteration which would (a) increase the aggregate number of shares subject to Options and Units under the Plan, except as provided in Section 5.3; (b) decrease the minimum option price, except as provided in Section 5.3; (c) extend the term of the Plan or change the term during which any Option or Unit can be exercised; (d) change the restrictions on the transferability of Options and Units; (e) change the manner of determining the option price, the calculation of unit value or the method of payment of Units; (f) change the time(s)at or circumstances under which Options and Units may be exercised; (g) change the class of individuals eligible for Options and Units; (h) change the number of shares of Company common stock authorized for issuance under the Plan; or (i) withdraw administration of the Plan from the Committee or Board of Directors.

     5.2. Nontransferability.

          (a) No Option or Unit shall be transferable, except by the Director's will or the laws of descent and distribution. During the Director's lifetime, his Options and Units shall be exercisable (to the extent exercisable) only by him. The Options and Units, and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the Director in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

          (b) Notwithstanding the provisions of subsection (a), a Director may transfer Options granted under the Plan to: (i) Immediate Family Members;
     (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the optionee and/or the Immediate Family Members are the only equity owners (collectively, "Eligible Transferees"). An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member.

          (c) In the event that a Director transfers Options to an Eligible Transferee under this Section 5.2, the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Options must be exercised) as the Director or, in the event of the Director's death, the executor or administrator of the Director's estate, could have exercised such Options. The Director, or in the event of the Director's death, the Director's estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Option by an Eligible Transferee.

     5.3. Changes in Stock.

          (a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalization, reclassifications or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction which constitutes a Change in Control of the Company, then the Committee shall make appropriate adjustment or substitution in the
     (i) aggregate number, price and kind of shares to be distributed under the Plan and in the calculation of a Unit's value provided in Section 3.8; and
     (ii) aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Options and Units granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to Options and Units theretofore granted and agrees to assume and perform the obligations of the Company and its Successor hereunder (as defined in subsection (b)).

          (b) Conversion of Stock. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding Option and Unit shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to an Option, the calculation of a Unit's value and the purchase price per share upon exercise of the Option shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Director shall (i) in the case of Options, have the right to purchase (A) that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company theretofore subject to his Option, (B) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the Option, shall equal the aggregate exercise price at which the Director could have acquired all of the shares of common stock of the Company previously optioned to the Director; and (ii) in the case of Units, have the right to receive that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the shares of the common stock of the Company to which the Units relate.

     5.4. Use of Proceeds. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

     5.5. Information to be Furnished by Directors. Directors, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Director, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

     5.6. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     5.7. Gender and Number. When the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     5.8. Action by Company. Any action required of or permitted by the Company under the Plan shall be by resolution of the Committee or by a person or persons authorized by resolution of the Committee.

     5.9. Controlling Laws. Except to the extent superseded by the laws of the United States, the laws of Indiana, without regard to the choice of law principles thereof, shall be controlling in all matters relating to the Plan.

     5.10. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known and proper adjustment made by reason thereof.

     5.11. Severability. In the event any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

     5.12. Effect of Headings. The descriptive headings and sections of the Plan are inserted for convenience of reference and identification only and do not constitute a part of the Plan for purposes of interpretation.

     5.15. Funding. Benefits payable under the Plan to any person will be paid by the Company or its Affiliates from their general assets. Shares of Company common stock to be distributed hereunder shall be issued directly by the Company or acquired by the Company or its Affiliates, on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Director or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Company or its Affiliates.

     5.16. Liability. No member of the Board of Directors, the Committee or any officer or employee of the Company or any of its Affiliates shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. By participating in the Plan, each Director agrees to release and hold harmless the Company, its Affiliates (and their respective directors, officers and employees) and the

Committee from and against any tax liability, including without limitation, interest and penalties, incurred by the Director in connection with his receipt of Options and Units under the Plan and the exercise thereof.

     5.17. Withholding. Each Director shall be solely responsible for (and, where required by applicable law, the Company will withhold from any amounts payable under the Plan) all legally required federal, state, city and local taxes. The Committee shall permit a Director to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of an Option or Unit by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the Option or Unit or accept delivery from the Director of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that delivery.

                                            DUKE REALTY INVESTMENTS, INC.

DATED: January 26, 1999              By:         /s/ DENNIS D. OKLAK
                                        ----------------------------------------
                                            Dennis D. Oklak, Executive Vice
                                                       President,
                                           Treasurer and Chief Administrative
                                                         Officer

ATTEST:

By: /s/ DENISE K. DANK
    ----------------------------------------------------------
    Denise K. Dank, Vice President,
    Human Resources

                              AMENDMENT ONE TO THE
                          1999 DIRECTORS' STOCK OPTION
                       AND DIVIDEND INCREASE UNIT PLAN OF
                         DUKE REALTY INVESTMENTS, INC.

     This Amendment One to the 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 31st day of January, 2001, but effective as of the date specified below, by Duke-Weeks Realty Corporation, f/k/a Duke Realty Investments, Inc. ("Company"). Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

                                  WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein;
and

     WHEREAS, pursuant to Section 5.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors of the Company or the Executive Compensation Committee of the Board of Directors ("Committee"); and

     WHEREAS, the Committee has determined to amend the Plan (i) by reducing the retirement age from age sixty-five (65) to age fifty-five (55); (ii) to provide that, in the event of a director's retirement, such director has the right to exercise Options and Units at any time on or before the tenth anniversary of the date of grant; and (iii) to eliminate the requirement that, to exercise Units, a director must also exercise an equal number of "corresponding options"; and

     WHEREAS, the Committee has approved and authorized this Amendment One to the Plan;

     NOW, THEREFORE, pursuant to the authority reserved to the Committee under
Section 5.1 of the Plan, the Plan is hereby amended, effective with respect to all Options and Units outstanding as of January 1, 2001, and all Options and Units granted after that date, in the following particulars:

          1. By substituting the following for Section 2.2 of the Plan:

             "2.2 Vesting of Options and Units. With the exception of the initial grant of 7,500 Options and Units to certain Directors in January 1999, all Options and Units granted under the Plan shall vest twenty percent (20%) per year commencing on the first anniversary of the date of grant. The initial grant of 7,500 Options and Units to certain Directors in January 1999 shall vest twenty percent (20%) per year commencing on the first anniversary of the date the Plan participant became a Director of the Company. Notwithstanding the foregoing, in the event of (i) a Change in Control of the Company, (ii) the death or Permanent and Total Disability of a Director, or (iii) the retirement of a Director from the Board of Directors on or after attaining age fifty-five (55), all outstanding Options and Units granted under the Plan to such Director shall be fully vested."

          2. By substituting the following for Section 3.2 of the Plan:

             "3.2 Grant of Options. For each year during the term of the Plan, effective on the date on which the Committee holds its first quarterly meeting during a calendar year, each Director who is eligible under
        Section 2.1 shall receive an option to acquire Two Thousand Five Hundred (2,500) shares of Company common stock for such calendar year. Provided, however, for the 1999 calendar year, each Director who is eligible under
        Section 2.1 and who, as of the date of the first quarterly Board of Directors meeting in 1999, has not previously received a grant of stock options from the Company, shall receive an option to acquire Seven Thousand Five Hundred (7,500) shares of the Company's common stock. A Director who has previously received a grant of stock options from the Company shall be granted an option to acquire Two Thousand Five Hundred (2,500) shares of the Company's common stock for the 1999 calendar year. Provided, further, each Director who is appointed or elected to serve as a Director and who is eligible under Section 2.1 shall receive an option to acquire Five Thousand (5,000) shares of Company common stock for the calendar year in which such appointment or election occurs. Thereafter, such Director shall be eligible to receive options as specified in the first sentence of this Section 3.2."

          3. By substituting the following for Section 3.3 of the Plan:

             "3.3 Exercise of Options. All rights to exercise an Option shall terminate ninety (90) days following the date on which a Director ceases to be a Director, unless the termination of his status as a Director is on account of (i) Permanent and Total Disability, (ii) death, (iii) retirement on or after attaining age fifty-five (55), or (iv) a Change in Control of the Company, but not later than the date the Option expires pursuant to its terms. If a Director ceases to be a Director due to Permanent and Total Disability, death or a Change in Control of the Company, the Director, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Option, subject to the limitations of this Plan and the agreement pertaining to his Option and Unit between the Company and the Director, within one (1) year following the date on which he ceases to be a Director, but not later than the date on which the Option expires pursuant to its terms. If a Director ceases to be a Director due to retirement on or after attaining age fifty-five (55), the Director shall have the right to exercise his Option at any time during the remaining term thereof. During such period, subject to the limitations of this Plan and the agreement pertaining to his Option and Unit between the Company and the Director, the Director may exercise his Option in full. If the Director dies during such period, the right to exercise the Option shall continue until the date the Option expires pursuant to its terms."

          4. By substituting the following for Section 3.6 of the Plan:

             "3.6 Grant of Units. For each year during the term of the Plan, effective on the date on which the Committee holds its first quarterly meeting during a calendar year, each Director who is eligible under
        Section 2.1 shall receive a grant of Two Thousand Five Hundred (2,500) Units for such calendar year. Provided, however, for the 1999 calendar year, each Director who is eligible under Section 2.1 and who, as of the date of the first quarterly Board of Directors meeting in 1999, has not previously received a grant of stock options from the Company, shall receive a grant of Seven Thousand Five Hundred (7,500) Units. A Director who has previously received a grant of stock options from the Company shall receive a grant of Two Thousand Five Hundred (2,500) Units for the 1999 calendar year. Provided, further, each Director who is appointed or elected to serve as a Director and who is eligible under Section 2.1 shall receive a grant of Five Thousand (5,000) Units for the calendar year in which such appointment or election occurs. Thereafter, such Director shall be eligible to receive grants of Units as specified in the first sentence of this Section 3.6."

          5. By substituting the following for Section 3.7(a) of the Plan:

             "(a) Timing of Exercise. A Unit must be exercised on or before the tenth anniversary of the date on which it was granted; if not exercised on or before that date, the Unit will expire. All rights to exercise a Unit shall terminate ninety (90) days following the date on which the Director ceases to be a Director, unless the termination of his status as a Director is on account of (i) Permanent and Total Disability, (ii) death, or (iii) retirement on or after attaining age fifty-five (55), but not later than the date the Unit expires pursuant to its terms. If a Director ceases to be a Director due to Permanent and Total Disability or death, the Director, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise his Unit, subject to the limitations of this Plan and the agreement pertaining to his Options and Units between the Company and the Director, within one (1) year following the date on which he ceases to be a Director, but not later than the date on which the Unit expires pursuant to its terms. If a Director ceases to be a Director due to retirement on or after attaining age fifty-five (55), the Director shall have the right to exercise his Unit at any time during the remaining term thereof. During such period, subject to the limitations of this Plan and the agreement pertaining to his Option and Unit between the Company and the Director, the Director may exercise his Unit in full. If the Director dies during such period, the right to exercise the Unit shall continue until the date the Unit expires pursuant to its terms."

          6. By substituting the following for Section 3.7(b) of the Plan:

             "(b) Exercise of Stock Options. Units may be exercised without exercising any Options granted under the Plan on the date on which the Unit was granted. Provided, however, in the event a Director exercises a Unit without acquiring the same or greater number of shares of the Company's common stock through the exercise of Options granted on the date on which the Unit was granted and on such date the exercise price of such Options is more than the Per Share Value, then the value of each Unit exercised, as otherwise determined under Section 3.8, shall be reduced, on a dollar-for-dollar basis, by the excess of the per share exercise price of such Options over the Per Share Value on the date on which the Unit is exercised."

     All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke-Weeks Realty Corporation, by its officer thereunder duly authorized, has executed this Amendment One to the 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. this 31st day of January, 2001, but effective as of the date specified herein.

                                            DUKE-WEEKS REALTY CORPORATION
                                            f/k/a DUKE REALTY INVESTMENTS, INC.

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                               Dennis D. Oklak, Executive Vice
                                                      President and Chief
                                                     Administrative Officer

PROXY                   DUKE-WEEKS REALTY CORPORATION                     PROXY
                         600 EAST 96TH STREET, SUITE 100
                           INDIANAPOLIS, INDIANA 46240
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned hereby appoints Thomas L. Hefner, Howard L. Feinsand, and John
R. Gaskin, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all Common Shares of Duke-Weeks Realty Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on April 25, 2001, at 3:00 p.m. and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

/x/ Please mark your votes as in this example.


                        FOR ALL NOMINEES     WITHHOLD
                        LISTED AT RIGHT      AUTHORITY            NOMINEES:
                         (except as          to vote for          Geoffrey Button
                         indicated to the    nominee(s)           William Cavanaugh III
                         contrary below)     listed at right      Ngaire E. Cuneo
                                                                  Charles R. Eitel
                                                                  Darell E. Zink, Jr.
1.    ELECTION OF
      DIRECTORS FOR A
      TERM OF THREE
      YEARS.                   / /                / /

       For, except vote withheld from the following nominee(s):

       -------------------------------------------------------------------------

                                                             FOR    AGAINST   ABSTAIN

2.    PROPOSAL TO APPROVE THE ADOPTION OF THE 2000           / /      / /       / /
      PERFORMANCE SHARE PLAN

3.    PROPOSAL TO APPROVE AMENDMENT TWO TO THE 1995          / /      / /       / /
      DIVIDEND INCREASE UNIT PLAN TO INCREASE THE NUMBER
      OF SHARES AUTHORIZED FOR ISSUANCE BY 1,000,000
      SHARES

4.    PROPOSAL TO APPROVE AMENDMENT ONE TO THE               / /      / /       / /
      1999 DIRECTORS' STOCK OPTION AND DIVIDEND
      INCREASE UNIT PLAN

5.    Proposal by a shareholder requesting that the          / /      / /       / /
      Board of Directors repeal the Shareholder Rights
      Plan


      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 and AGAINST PROPOSAL 5.

      The undersigned acknowledges receipt from Duke-Weeks Realty Corporation of, prior to the execution of this proxy, a notice of the meeting, a proxy statement, and an annual report to shareholders.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      SIGNATURE __________________________________________  DATE ______________


      SIGNATURE __________________________________________  DATE ______________
                      (SIGNATURE IF HELD JOINTLY)

      NOTE: Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                          REVOCABLE PROXY